Exhibit 4.1

EXECUTION VERSION

STOCKHOLDERS AGREEMENT

among

NEWPAGE HOLDINGS INC.

and

EACH OF THE STOCKHOLDERS PARTY HERETO

Dated as of December 21, 2012

- ii -

Schedule 1:	Initial Stockholders

Schedule 2:	Designating Stockholders

Exhibit A:	Certificate of Incorporation

Exhibit B:	Bylaws

Exhibit C:	Form of Joinder Agreement

- iii -

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT, dated as of December 21, 2012 (this “Agreement”), is entered into among NEWPAGE HOLDINGS INC., a Delaware corporation (the “Company”), and the Stockholders and each Person that hereafter becomes a Stockholder and is required by this Agreement to become a Party hereto and, solely for purposes of Sections 5.4 and 5.5, the Employee Stockholders. Capitalized terms not otherwise defined herein have the meanings set forth in Article I.

W I T N E S S E T H:

WHEREAS, on September 7, 2011, NewPage Corporation, a Delaware corporation (“NPC”) and its affiliated co-debtors filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. §§ 101, et seq, (the “Bankruptcy Code”), thereby initiating Case No. 11-12804 with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), and continued to operate their businesses as debtors and debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code;

WHEREAS, the Modified Fourth Amended Plan of Reorganization for NewPage Corporation, as confirmed by an order of the Bankruptcy Court entered on December 14, 2012 (the “Plan”), provides that on the Effective Date, NPC will become a wholly-owned indirect Subsidiary of the Company, and the Company will issue shares of Common Stock to the Initial Stockholders;

WHEREAS, in connection with the consummation of the transactions contemplated by the Plan, and as required pursuant to the Plan as a condition to the receipt of such shares, the Company and the Initial Stockholders are entering into this Agreement to provide certain rights and obligations among them; and

WHEREAS, each Person who receives shares of Common Stock pursuant to the Plan (and their respective successors and assigns) shall automatically be deemed a party to this Agreement as a “Stockholder” hereunder, whether such Person receives such shares on or after the Effective Date and regardless of whether such Person executes or delivers a signature page to this Agreement.

NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION

SECTION 1.1 Definitions. The following terms shall have the meanings set forth below:

“Acceptance Notice” has the meaning set forth in Section 6.1(c).

“Advice” has the meaning set forth in Section 7.4.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliate Transaction” means any transaction or arrangement between or among the (a) Company or any of its Subsidiaries, on the one hand, and (b) any Director or executive officer of the Company or any of its Subsidiaries, any Stockholder, or any Affiliate, partner or family member of any such Person, or any executive officer, director or employee of any Stockholder, on the other hand (other than employment or compensation arrangements in the ordinary course consistent with past practice approved in accordance with this Agreement).

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Bankruptcy Code” has the meaning set forth in the recitals to this Agreement.

“Bankruptcy Court” has the meaning set forth in the recitals to this Agreement.

“Beneficial Ownership” or “Beneficially Own” has the meaning given to such term in Rule 13d-3 under the Exchange Act and a Person’s Beneficial Ownership of securities shall be calculated in accordance with the provisions of such Rule. Notwithstanding anything to the contrary set forth herein, prior to the pledgee commencing action to foreclose upon any shares of Common Stock pledged pursuant to any Qualified Pledge, such pledged shares of Common Stock will be deemed Beneficially Owned by the pledging party.

“Board” means the Board of Directors of the Company.

“Breaching Employee Stockholder” has the meaning set forth in Section 5.4(e).

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or obligated by Law or executive order to close.

“Bylaws” means the bylaws of the Company, as may be amended or modified from time to time.

“Cause” means, with respect to any Director, (a) willful misconduct or gross negligence in the performance of such Director’s duties or responsibilities to the Company, (b) the violation of any material Company policy or agreement applicable to such Director, or (c) such Director’s conviction of, or entry of a plea of guilty or nolo contendere with respect to, a felony or a crime involving an act of moral turpitude.

“Centerbridge Director” has the meaning set forth in Section 2.1(a)(i).

“Centerbridge Stockholders” means, collectively, (a) the Persons identified as “Initial Centerbridge Stockholders” on Schedule 2 hereto, together with (b) any of their Affiliates or Related Funds that receives shares of Common Stock in a Transfer that complies with this Agreement and becomes a Stockholder hereunder.

“Certificate of Incorporation” means the certificate of incorporation of the Company, as may be amended or modified from time to time.

“Chairman” has the meaning set forth in Section 2.1(b).

“Chief Executive Officer” means, at any particular time, the individual then serving as the Chief Executive Officer of the Company.

“Common Stock” means the Company’s common stock, par value $0.001 per share, including any subdivisions, combinations, splits or reclassifications thereof.

“Company” has the meaning set forth in the preamble of this Agreement.

“Competitor” means any Person engaged (whether directly or indirectly) (a) in the business of owning or operating paper mills or producing coated paper, supercalendered paper, or specialty paper or (b) in any other business in which the Company is, at any time in question, engaged and which accounts for twenty percent (20%) or more of the consolidated revenues or EBITDA of the Company for the twelve (12) month period ended immediately prior to such time, or any Affiliate of any such Person; provided, that no Person shall be deemed to be a Competitor solely on account of the ownership of twenty-five percent (25%) or less of (i) the outstanding shares of any class of equity securities traded on any national securities exchange and/or (ii) the outstanding principal amount of any (x) loans under any credit facility of any such entity and/or (y) debt securities issued by any such entity.

“Confidential Information” means any information concerning the organization, business, technology, trade secrets, know-how, finance, transactions or affairs of a Person (whether conveyed in written, oral or any other form and whether such information has been furnished before, on or after the date of this Agreement) that is not known to the public or otherwise publicly available.

“Delay Period” has the meaning set forth in Section 7.2(e).

“Demand Notice” has the meaning set forth in Section 7.2(a).

“Demand Registration” has the meaning set forth in Section 7.2(c).

“Designated Directors” means, collectively, the Directors designated by the Designating Stockholders pursuant to Section 2.1.

“Designating Stockholder” means, as applicable, the Centerbridge Stockholders (for so long as they are entitled to designate a Designated Director pursuant to Section 2.1), the Goldman Stockholders (for so long as they are entitled to designate a Designated Director pursuant to Section 2.1), the JPMC Stockholders (for so long as they are entitled to designate a Designated Director pursuant to Section 2.1) and the Oaktree Stockholders (for so long as they are entitled to designate a Designated Director pursuant to Section 2.1).

“Director” means a member of the Board.

“Director Designation Notice” has the meaning set forth in Section 2.1(a).

“DGCL” means the Delaware General Corporation Law, as amended.

“Dilutive Securities” has the meaning set forth in Section 6.1(a).

“Disinterested Director” means, with respect to any matter, any Director other than a Director that has, directly or indirectly, any pecuniary or other interest in such matter (other than any interest arising solely as a result of the ownership of Common Stock); provided, that no Designated Director shall be deemed to have a pecuniary or other interest in any matter involving the Designating Stockholder entitled to designate such Designated Director solely as a result of such designation.

“Drag-Along Buyer” has the meaning set forth in Section 5.4(a).

“Drag-Along Closing” has the meaning set forth in Section 5.4(c).

“Drag-Along Notice” has the meaning set forth in Section 5.4(b).

“Drag-Along Seller” has the meaning set forth in Section 5.4(a).

“Effective Date” has the meaning given to such term in the Plan.

“Effectiveness Period” has the meaning set forth in Section 7.2(d).

“Eligible Stockholder” means, at any particular time, any Stockholder that Beneficially Owns (including all shares Beneficially Owned by its Affiliates and Related Funds) at least five percent (5%) of the outstanding shares of Common Stock held by all Stockholders.

“Employee Stockholder” means any Person who Beneficially Owns shares of Common Stock received under or pursuant to the terms of the LTIP or any similar benefit or incentive programs or agreements covering directors, employees or consultants of the Company and its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“FERC Condition” means all required Federal Energy Regulatory Commission approvals under Section 203 of the Federal Power Act shall have been obtained with respect to the issuance of Common Stock to the Centerbridge Stockholders pursuant to the Plan.

“FINRA” means the Financial Industry Regulatory Authority.

“free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act.

“Fund Indemnitor” has the meaning set forth in Section 8.9.

“GAAP” means, at any date of determination, generally accepted accounting principles in effect in the United States of America and which are applicable as of the date of determination and which are consistently applied for all applicable periods.

“Goldman Director” has the meaning set forth in Section 2.1(a)(ii).

“Goldman Stockholders” means, collectively, (a) the Persons identified as “Initial Goldman Stockholders” on Schedule 2 hereto, together with (b) any of their Affiliates or Related Funds that receives shares of Common Stock in a Transfer that complies with this Agreement and becomes a Stockholder hereunder.

“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or any non-governmental self-regulatory agency or other instrumentality of the United States of America, any foreign country, or any domestic or foreign state, county, city or other political subdivision.

“Indemnified Party” has the meaning set forth in Section 7.7(c).

“Indemnifying Party” has the meaning set forth in Section 7.7(c).

“Indemnitee” has the meaning set forth in Section 8.9.

“Initial Stockholder” means each Stockholders listed on Schedule 1 hereto.

“Inspectors” has the meaning set forth in Section 7.4(j).

“Interruption Period” has the meaning set forth in Section 7.4.

“IPO” has the meaning set forth in Section 7.2(a)(i).

“IPO Registration Statement” has the meaning set forth in Section 7.1(a).

“IPO Target Date” has the meaning set forth in Section 7.1(a).

“JPMC Director” has the meaning set forth in Section 2.1(a)(iii).

“JPMC Stockholders” means, collectively, (a) the Persons identified as “Initial JPMC Stockholders” on Schedule 2 hereto, together with (b) any of their Affiliates or Related Funds that receives shares of Common Stock in a Transfer that complies with this Agreement and becomes a Stockholder hereunder.

“Law” means any law, statute, rule, regulation, ordinance or other pronouncement having the effect of law in the United States of America, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Authority.

“Losses” has the meaning set forth in Section 7.7(a).

“LTIP” means the NewPage Holdings Inc. 2012 Long-Term Incentive Plan.

“Majority Sale” has the meaning set forth in Section 5.4(a).

“Marketing Materials” has the meaning set forth in Section 7.7(a).

“Notice of Preemptive Rights” has the meaning set forth in Section 6.1(b).

“NPC” has the meaning set forth in the recitals to this Agreement.

“Oaktree Director” has the meaning set forth in Section 2.1(a)(iv).

“Oaktree Stockholders” means, collectively, (a) the Persons identified as “Initial Oaktree Stockholders” on Schedule 2 hereto, together with (b) any of their Affiliates or Related Funds that receives shares of Common Stock in a Transfer that complies with this Agreement and becomes a Stockholder hereunder.

“Other Purchasers” has the meaning set forth in Section 6.1(d).

“Parties” means, collectively, at any particular time, the Company and each of the Stockholders party to this Agreement at such time. Each of the Parties is referred to as a “Party.”

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust or unincorporated organization, or government or any agency or political subdivision thereof.

“Piggyback Registration” has the meaning set forth in Section 7.3(a).

“Plan” has the meaning set forth in the preamble of this Agreement.

“Proposed Transfer” has the meaning set forth in Section 5.1(b).

“Pro Rata Portion” means:

(a) for purposes of Section 5.4 (drag-along rights), with respect to any Employee Stockholder, a number of shares of Common Stock determined by multiplying (i) the aggregate number of shares of Common Stock Beneficially Owned by such Employee Stockholder by (ii) a fraction, the numerator of which is the aggregate number of shares of Common Stock proposed to be Transferred by the Drag-Along Seller to the Drag-Along Buyer and the denominator of which is the aggregate number of shares of Common Stock Beneficially Owned by the Drag-Along Seller.

(b) for purposes of Section 5.5 (tag-along rights), (x) with respect to each Tagging Stockholder, a number of shares of Common Stock determined by multiplying (i) the total number of shares of Common Stock proposed to be Transferred by the Selling Stockholder to the Tag-Along Buyer, by (ii) a fraction, the numerator of which is the number of shares of Common Stock Beneficially Owned by the Tagging Stockholder and the denominator of which is the aggregate number of shares of Common Stock Beneficially Owned by the Selling Stockholder and all of the Employee Stockholders, and (y) with respect to the Selling Stockholder, the total number of shares of Common Stock proposed to be Transferred by the Selling Stockholder minus the aggregate number of shares of Common Stock with respect to which the Tagging Stockholders have exercised their “tag-along” rights pursuant to Section 5.5.

(c) for purposes of Section 6.1 (preemptive rights), with respect to any Eligible Stockholder, a number of Dilutive Securities determined by multiplying (i) the aggregate number of Dilutive Securities the Company proposes to issue on the relevant issuance date by (ii) a fraction, the numerator of which is the number of shares of Common Stock Beneficially Owned by such Eligible Stockholder immediately prior to such date and the denominator of which is the aggregate number of shares of Common Stock Beneficially Owned by all Stockholders.

“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus, including any free writing prospectus.

“Qualified Pledge” means a bona fide pledge of shares of Common Stock in connection with a secured borrowing transaction, the pledgee with respect to which is a financial institution in the business of engaging in secured lending and similar transactions which has entered into such transaction in the ordinary course of such business.

“Qualified Public Offering” means a bona fide underwritten public offering of shares of Common Stock by a nationally recognized investment banking firm that is registered under the Securities Act and that results in (a) the issuance and/or sale, pursuant to such offering, of shares constituting at least ten percent (10%) of the total outstanding shares of Common Stock (calculated on an as-issued basis) and (b) the listing of such shares of Common Stock on The NASDAQ Stock Market or the New York Stock Exchange.

“Records” has the meaning set forth in Section 7.4(j).

“Registrable Securities” means all shares of Common Stock Beneficially Owned by any Stockholder, and any additional securities issued or distributed by way of a dividend or other distribution in respect of any such shares of Common Stock, provided, that any such securities shall cease to be Registrable Securities (a) upon sale to the public pursuant to a Registration Statement or Rule 144 under the Securities Act or (b) upon repurchase by the Company.

“Registration” means registration under the Securities Act of an offering of Registrable Securities pursuant to Section 7.1 or pursuant to a Demand Registration or a Piggyback Registration.

“Registration Statement” means any registration statement of the Company filed under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement, and shall also include any registration statement filed pursuant to Rule 462(b) under the Securities Act to register additional securities in connection with any offering.

“Related Fund” means, with respect to any Person, (a) any fund, account or investment vehicle that is controlled or managed (i) by such Person, (ii) by any Affiliate of such Person or (iii) by the same investment manager or advisor as the investment manager or advisor for such Person, or by an Affiliate of such investment manager or advisor or (b) any Person formed and controlled by any of the foregoing.

“Representative” means, with respect to any Person, such Person’s employees, officers, directors, legal counsel, accountants, financial advisors, consultants and other representatives.

“Requesting Stockholder” has the meaning set forth in Section 5.1(b).

“road show” has the meaning given to such term in Rule 433 under the Securities Act.

“SEC” means the United States Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Selling Stockholder” has the meaning set forth in Section 5.5(a).

“Shelf Registration” means a Registration Statement relating to Registrable Securities to provide for the sale by the Stockholders thereof of the Registrable Securities from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

“Stockholders” means, collectively, each of the Initial Stockholders and any other Person who (a) is a Transferee of shares of Common Stock, whether from another Stockholder or from the Company and (b) is required by this Agreement to agree to be bound by the terms and conditions of this Agreement and, with respect to any Stockholder that is a natural person shall include his or her legal representatives, executors or administrators when the context so requires. Each Person that receives shares of Common Stock pursuant to the Plan (and their respective successors and assigns) shall automatically be deemed a party to this Agreement as a “Stockholder” hereunder, whether such Person receives such shares on or after the Effective Date (as defined in the Plan) and regardless of whether it executes or delivers a signature page to this Agreement.

“Subsidiary” means, with respect to any specified Person, any other Person in which such specified Person, directly or indirectly, (a) Beneficially Owns more than fifty percent (50%) of the outstanding equity interests, (b) has the power to elect, or to direct the election of, a majority of the members of the board of directors or other governing body, (c) is a general partner, with respect to any such other Person that is a partnership, or (d) is the managing member or serves in a similar role, with respect to any such other Person that is a limited liability company.

“Subsidiary Board” means, with respect to each Subsidiary of the Company, its respective board of directors, board of managers or similar governing body.

“Tag-Along Buyer” has the meaning set forth in Section 5.5(a).

“Tag-Along Notice” has the meaning set forth in Section 5.5(b).

“Tag-Along Rights Holder” has the meaning set forth in Section 5.5(a).

“Tagging Stockholder” has the meaning set forth in Section 5.5(a).

“Transfer” means any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition, including by merger, operation of law, bequest or pursuant to any domestic relations order, whether voluntarily or involuntarily, provided, however that (a) any sale, transfer, assignment, conveyance or other disposition to the Company or any Subsidiary of the Company shall not be a Transfer, (b) no Transfer of shares of Common Stock shall be deemed to have occurred as a result of the entry into, modification of or existence of any Qualified Pledge, it being understood and agreed that a Qualified Pledge does not convey upon the pledgee any of the rights of a Stockholder under this Agreement, including any right to vote, or to direct the vote, of the pledged shares of Common Stock and (c) any foreclosure, transfer in lieu of foreclosure or other enforcement of any Qualified Pledge shall be deemed to constitute a Transfer hereunder.

“Transfer Approval Period” has the meaning set forth in Section 5.1(b).

“Transferee” means any Person acquiring shares of Common Stock pursuant to any Transfer.

“Transfer Request” has the meaning set forth in Section 5.1(b).

“underwritten registration” or “underwritten offering” means a registration under the Securities Act in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 1.2 Rules of Interpretation. Unless the context otherwise clearly requires: (a) a term has the meaning assigned to it; (b) “or” is not exclusive; (c) wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or neuter shall include the masculine, feminine and neuter; (d) provisions apply to successive events and transactions; (e) all references in this Agreement to “including” shall be deemed to be followed by the phrase “without limitation”; (f) all references in this Agreement to designated “Articles,” “Sections,” “paragraphs,” “clauses” and other subdivisions are to the designated Articles, Sections, paragraphs, clauses and other subdivisions of this Agreement, and the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, paragraph, clause or other subdivision; (g) any definition of or reference to any agreement, instrument, document, statute, rule or regulation herein shall be construed as referring to such agreement, instrument, document, statute, rule or regulation as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and (h) if the date to perform any act or to give any notice under or with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be timely performed or given if performed or given on the next succeeding Business Day.

ARTICLE II

BOARD OF DIRECTORS AND GOVERNANCE

SECTION 2.1 Board Composition; Election and Removal of Directors.

(a) Board Composition. Each Stockholder agrees to vote (or shall cause to be voted) all shares of Common Stock that it Beneficially Owns, and shall take all other necessary actions within its control, to ensure that the number of Directors constituting the entire Board shall be not less than six (6) nor more than twelve (12), as determined within that range by the Board, subject to adjustment in accordance with Section 2.5(b) and/or the last sentence of this Section 2.1(a), and that the following individuals shall be elected to the Board to serve as Directors:

(i) subject to prior satisfaction of the FERC Condition and for so long as the Centerbridge Stockholders Beneficially Own at least five percent (5%) of the outstanding shares of Common Stock held by all Stockholders, one individual designated by the Centerbridge Stockholders (the “Centerbridge Director”);

(ii) for so long as the Goldman Stockholders Beneficially Own at least five percent (5%) of the outstanding shares of Common Stock held by all Stockholders, one individual designated by the Goldman Stockholders (the “Goldman Director”);

(iii) for so long as the JPMC Stockholders Beneficially Own at least five percent (5%) of the outstanding shares of Common Stock held by all Stockholders, one individual designated by the JPMC Stockholders (the “JPMC Director”);

(iv) for so long as the Oaktree Stockholders Beneficially Own at least five percent (5%) of the outstanding shares of Common Stock held by all Stockholders, one individual designated by the Oaktree Stockholders (the “Oaktree Director”); and

(v) the Chief Executive Officer, provided, that the Chief Executive Officer shall be employed under an employment agreement which provides that, upon any termination of such Person’s employment (whether by the Company or the executive, regardless of whether or not for “cause”), such executive shall, upon any request by the Board, immediately resign as a Director and, as applicable, from the boards of directors of the Company’s Subsidiaries and any other Person for which he or she is serving, at the request of the Company, as a director, member, manager, trustee or other similar capacity.

Any Designating Stockholder that has not designated a Designated Director on or before the date of this Agreement shall have the right, in its discretion and at any time after the date hereof, to designate a Designated Director pursuant to the foregoing clause (i), (ii) or (iii), as applicable, by written notice to the Company (a “Director Designation Notice”). The Company shall, promptly following its receipt of a Director Designation Notice from any Designating Stockholder, provide written notice thereof to each of the other Stockholders and the number of Directors constituting the entire Board shall be increased by one, with the resulting Board vacancy filled by the individual specified in the Director Designation Notice.

(b) Chairman. The Board shall elect a chairman (the “Chairman”) from among the members of the Board.

(c) Vacancies. In the event that a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal of a Director (other than a Designated Director), such vacancy shall be filled until the election and qualification of such Director’s successor, by an individual designated by a majority of the Directors remaining in office. Except as set forth in Section 2.1(f), in the event that a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal of a Designated Director, the Designating Stockholder that designated such Director shall, for so long as it is entitled to designated a Director pursuant to Section 2.1(a), have the exclusive right to fill such vacancy.

(d) Removal. If any Designating Stockholder proposes to remove its respective Designated Director from the Board, the other Stockholders agree, promptly upon any request from such Designating Stockholder, to cooperate in effecting such removal and taking any actions necessary to fill any resulting vacancy in accordance with Section 2.1(c). Any Designated Director may be removed for Cause by the affirmative vote or written consent of Stockholders who Beneficially Own a majority of the outstanding shares of Common Stock held by all Stockholders, but Designated Directors may not otherwise be removed except as set forth in the immediately preceding sentence and Section 2.1(f). Any Director that is not a Designated Director may be removed at any time, with or without Cause, by the affirmative vote or written consent of Stockholders who Beneficially Own a majority of the outstanding shares of Common Stock held by all Stockholders.

(e) Board Committees. Except to the extent prohibited by applicable Law or the rules of any stock exchange on which the Common Stock may be listed, any Designating Stockholder shall have the right, at its option, to have its respective Designated Director seated on any one or more committees of the Board.

(f) Loss of Designating Stockholder Status. Notwithstanding anything contained in this Section 2.1, if any of the Designating Stockholders ceases to Beneficially Own, at any time, at least five percent (5%) of the outstanding shares of Common Stock held by all Stockholders, then such Designating Stockholder (i) shall thereupon cease to be a “Designating Stockholder” for all purposes of this Agreement and shall no longer have the right to designate a Designated Director pursuant to this Section 2.1, (ii) shall, if its loss of Designating Stockholder status is a result of any Transfer of Common Stock by such Designating Stockholder, promptly (and in no event more than one Business Day thereafter) notify the Company of such fact, and (iii) shall cause its respective Designated Director to promptly resign from the Board and from any Board committee on which he or she is seated, and if such Designated Director fails to promptly resign, the Company and the Stockholders shall take all necessary actions within their control to effectuate such removal. Any Board vacancy created by this Section 2.1(f) shall be filled by the Directors remaining in office.

(g) No Transfer of Designated Director Rights. Designating Stockholders may not Transfer their rights pursuant to this Section 2.1 to any other Person.

(h) Further Assurances. The Company hereby agrees to cause each individual designated as a Designated Director to be nominated to serve as a Director, and to take all other necessary actions (including calling special meetings of the Board and/or Stockholders) to ensure that the composition of the Board is as set forth in Section 2.1(a) and to otherwise effectuate the provisions of this Section 2.1. Each Stockholder hereby agrees to vote, in person or by proxy, all of the shares of Common Stock that it Beneficially Owns, at any annual or special meeting of Stockholders or pursuant to any written consent of the Stockholders in lieu of a meeting, and take all other necessary actions within its control, to effectuate the provisions of this Section 2.1.

SECTION 2.2 Action by the Board; Affiliate Transactions. Except as otherwise set forth in this Agreement or in the Bylaws, all actions taken by the Board shall be taken by a majority vote of the Directors present at any meeting at which a quorum is present. Notwithstanding the foregoing, entering into or engaging in, or amending or modifying the terms of, an Affiliate Transaction shall require the affirmative approval of a majority of Disinterested Directors.

SECTION 2.3 D&O Indemnification and Insurance. The Company shall, or shall cause NPC to, enter into an indemnification agreement with each Director upon his or her appointment in such form as is adopted by the Board. The Company shall maintain continuously in effect directors’ and officers’ liability insurance and each director shall be covered under such insurance.

SECTION 2.4 Reimbursement and Compensation. The Company shall pay the reasonable out-of-pocket costs and expenses incurred by each Director in the course of his or her service to the Company, including in connection with attending regular and special meetings of the Board and any Board committees on which he or she is seated, in each case subject to the Company’s policies and procedures with respect thereto (including the requirement of reasonable documentation thereof). Directors may be compensated for their service as a Directors, at the discretion of the Board.

SECTION 2.5 Actions Requiring Stockholder Approval. Notwithstanding that a lesser percentage vote may be specified by Law, by the Certificate of Incorporation or Bylaws, or otherwise, the Company and the Stockholders agree that:

(a) Majority Approval. The Company shall not, and shall not permit any of its Subsidiaries to, take any of the following actions without first obtaining Board approval and the affirmative vote or written consent of Stockholders who Beneficially Own a majority of the outstanding shares of Common Stock held by all Stockholders:

(i) merge, consolidate with or into, engage in a share exchange with, or otherwise consummate any similar business combination transaction with, any other Person (other than transactions solely involving the merger or consolidation of a wholly owned Subsidiary with or into, or a share exchange by a wholly owned Subsidiary with, the Company or another wholly owned Subsidiary of the Company);

(ii) sell, assign, lease, license transfer or otherwise dispose of all or substantially all of the assets of the Company and its Subsidiaries, considered on a consolidated basis (other than any such transaction solely between the Company and one or more wholly owned Subsidiaries or between one or more wholly owned Subsidiaries of the Company); or

(iii) enter into any contract, agreement, arrangement or commitment to do or engage in any of the foregoing.

(b) Supermajority Approval. The Company shall not, and shall not permit any of its Subsidiaries to, take any of the following actions without first obtaining Board approval and the affirmative vote or written consent of Stockholders who Beneficially Own at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Common Stock held by all Stockholders:

(i) initiate or take any action for the liquidation, dissolution or winding up of the Company or any of its Subsidiaries;

(ii) make any change in the number of Directors that constitutes the entire Board outside of the range set forth in Section 2.1(a); or

(iii) enter into any contract, agreement, arrangement or commitment to do or engage in any of the foregoing.

ARTICLE III

ACCESS TO INFORMATION

SECTION 3.1 Exchange Act Registration. As soon as practicable after the date of this Agreement (but in no event later than the date that is six (6) months after the date of this Agreement), the Company shall file a Registration Statement on Form 10 to register the Common Stock under the Exchange Act, and shall thereafter use its best efforts to cause such Registration Statement to be declared effective by the SEC as promptly as practicable.

SECTION 3.2 Information to be Provided by the Company.

(a) Periodic Reports. From the date of this Agreement until the Registration Statement on Form 10 is filed pursuant to Section 3.1 and becomes effective, and at any other time that the Company is not subject to the periodic and current reporting requirements of the Exchange Act, the Company shall provide the following reports to the Stockholders by posting them on the Company’s website (which postings shall include, for each such annual or quarterly report, the dial-in instructions for any Person that wishes to participate in the conference call to be held with respect to such report pursuant to Section 3.2(b)) and in an electronic data room to which each Stockholder is given access:

(i) within one hundred twenty (120) days after the fiscal year ending December 31, 2012, and within ninety (90) days after the end of each subsequent fiscal year, an annual report containing substantially all of the information that would have been required to be contained in an Annual Report on Form 10-K if the Company had been a reporting company under the Exchange Act;

(ii) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, a quarterly report containing substantially all of the information that would have been required to be contained in a Quarterly Report on Form 10-Q if the Company had been a reporting company under the Exchange Act; and

(iii) within five (5) Business Days after the occurrence of any event that would have been required to be reported in a Current Report on Form 8-K if the Company had been a reporting company under the Exchange Act, a current report containing substantially all of the information that would have been required to be reported in such a Form 8-K.

(b) Quarterly Conference Calls. Within fifteen (15) days after providing any annual or quarterly report to the Stockholders pursuant to Section 3.2(a), the Company shall hold a conference call with the Stockholders to discuss the information contained in such report and the Company’s results of operations and financial performance, and to answer questions related thereto.

ARTICLE IV

CERTIFICATE OF INCORPORATION AND BYLAWS

The Stockholders acknowledge and agree that, as of the date of this Agreement, the Certificate of Incorporation and the Bylaws shall be in effect in the forms attached as Exhibit A and Exhibit B hereto, respectively. If and to the extent that any provision of this Agreement conflicts with or is inconsistent with any provision of the Certificate of Incorporation (other than Article VIII (Indemnification of Directors and Officers)) or the Bylaws (other than Section 5 (Indemnification)), then to the fullest extent permitted by Law, such provision of this Agreement shall be controlling and, to the extent practicable, the conflicting or inconsistent provision of the Certificate of Incorporation and/or Bylaws, as applicable, shall be construed in a manner consistent with such provision of this Agreement. It is hereby agreed that neither the Certificate of Incorporation nor the Bylaws will be amended in any manner that is inconsistent with the provisions of this Agreement.

ARTICLE V

TRANSFERS OF SHARES

SECTION 5.1 Restrictions on Transfers.

(a) General. Each Stockholder, severally and not jointly, agrees and acknowledges that, except with the prior written consent of the Company, such Stockholder will not Transfer any shares of Common Stock except as expressly permitted by this Agreement. Any Stockholder may Transfer all or any portion of its shares of Common Stock at any time to any Person that is not a Competitor, provided, that such Transfer (i) complies with the Securities Act and all applicable state securities and “blue sky” laws, (ii) will not result in the Company’s being required to file reports under the Exchange Act if it is not otherwise then subject to such requirements, (iii) does not require approval by the Federal Energy Regulatory Commission under Section 203 of the Federal Power Act or such approval has been obtained, and (iv) except for any Transfer to a Related Fund of such Stockholder, is made pursuant to a Transfer Request that has been (or is deemed to have been) approved by the Company. Any attempted or purported Transfer of all or a portion of the shares of Common Stock that is not expressly permitted by this Section 5.1 shall be null and void ab initio and of no force or effect whatsoever, and (A) the Company shall not recognize any such attempted or purported Transfer in its books and records and (B) the purported Transferee shall not be treated as an owner of shares of Common Stock for any purpose, and shall not be entitled to any of the rights of ownership with respect to such shares of Common Stock, including the right to vote such shares or to receive a certificate for such shares or to receive any dividends or other distributions on or with respect to such shares.

(b) Transfer Requests. In order to provide for the effective policing of Section 5.1(a), any Stockholder who proposes to effect any Transfer of shares of Common Stock to any Person other than a Related Fund of such Stockholder (a “Proposed Transfer”) must submit to the Company, at least three (3) Business Days prior to the date of the Proposed Transfer, a written notice that contains the following information and requests that the Company approve the Proposed Transfer pursuant to this Section 5.1(b) (any such notice, a “Transfer Request”): (i) the name of the Stockholder proposing such Transfer (the “Requesting Stockholder”) and the number of shares of Common Stock that it Beneficially Owns, (ii) the name, address, jurisdiction of organization or citizenship and telephone number of the proposed Transferee, (iii) the number of shares of Common Stock that are subject to the Proposed Transfer and (iv) the date on which the Proposed Transfer is expected to occur. Within three (3) Business Days after its receipt of a Transfer Request, which period shall automatically be extended to the first Business Day after the Company receives all such additional information as the Company in its discretion may reasonably request from the Requesting Stockholder and/or the proposed transferee (which may include an opinion of counsel to establish that registration of the Proposed Transfer is not required under the Securities Act or any applicable state securities or “blue sky” laws) (such period, the “Transfer Approval Period”), the Company shall determine whether to approve or deny the Proposed Transfer and shall notify the Requesting Stockholder of such determination; provided, that the Company shall not deny a Proposed Transfer unless it determines that (x) the proposed Transferee is a Competitor or (y) such Proposed Transfer does not satisfy the requirements set forth in Section 5.1(a)(ii) (but for the avoidance of doubt, the Company may, in its discretion, approve a Proposed Transfer despite the fact that it does not satisfy the requirements set forth in Section 5.1(a) or waive, including in advance in a separate agreement, any such requirements with respect to any Person); provided, further, that if the Company does not notify the Requesting Stockholder of its determination within the Transfer Approval Period, the Company shall be deemed to have approved such Transfer.

(c) Joinder. With respect to any Transfer of shares of Common Stock, the Transferee of such shares shall execute and deliver to the Company, as a condition precedent to the effectiveness of such Transfer, an instrument in substantially the form attached hereto as Exhibit C (or such other documentation as is agreed by the Company and such Transferee) to confirm that the Transferee takes such shares subject to all the terms and conditions of this Agreement and agrees to be bound by all of the terms and conditions of this Agreement.

SECTION 5.2 Legend on Certificates.

(a) Each outstanding certificate representing shares of Common Stock that are subject to this Agreement shall bear an endorsement reading substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) WERE ORIGINALLY ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENT OF SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), PROVIDED BY SECTION 1145 OF THE BANKRUPTCY CODE, 11 U.S.C. § 1145. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE ACT OR ANY STATE SECURITIES LAW, AND TO THE EXTENT THE HOLDER OF THE SECURITIES IS AN “UNDERWRITER,” AS DEFINED IN SECTION 1145(B)(1) OF THE BANKRUPTCY CODE, THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

THE SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR OTHER TRANSFER OF THE SECURITIES IS RESTRICTED BY THE TERMS OF, AND THE HOLDER HEREOF IS SUBJECT TO CERTAIN OTHER OBLIGATIONS PURSUANT TO, THE PROVISIONS OF A STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 21, 2012, AS MAY BE AMENDED FROM TIME TO TIME IN ACCORDANCE WITH ITS TERMS, AMONG THE COMPANY AND HOLDERS OF ITS COMMON STOCK. THE VOTING RIGHTS OF ANY HOLDER HEREOF THAT IS A “COMPETITOR” OF THE COMPANY ARE SUBJECT TO THE LIMITATIONS SET FORTH IN THE COMPANY’S CERTIFICATE OF INCORPORATION. COPIES OF SUCH STOCKHOLDER AGREEMENT AND THE CERTIFICATE OF INCORPORATION ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE CORPORATION.

(b) In the event that the Common Stock shall cease to be subject to the restrictions on Transfer set forth in this Article V, the Company shall, upon the written request of any Stockholder, issue to such holder a new certificate evidencing the shares of Common Stock Beneficially Owned by such Stockholder without the legend required by this Section 5.2.

SECTION 5.3 No Circumvention of Stock Transfer Restrictions. Each Party agrees that the Transfer restrictions in this Agreement may not be avoided by the holding of shares of Common Stock directly or indirectly through a Person that can itself be sold in order to dispose of an interest in shares of Common Stock free of such restrictions. Any Transfer of any shares of Common Stock (or other interest) resulting in any change in the control, directly or indirectly, of a Stockholder or of any other Person having control, directly or indirectly, over that Stockholder shall be treated as being a Transfer of the shares of Common Stock Beneficially Owned by that Stockholder, and the provisions of this Agreement that apply in respect of the Transfer of shares of Common Stock shall thereupon apply in respect of the shares of Common Stock so held; provided that this Section 5.3 shall not apply in respect of a bona fide Transfer of equity securities of a Person having a direct or indirect interest in any shares of Common Stock, where that interest does not represent more than ten percent (10%) of the assets of that Person.

SECTION 5.4 Drag-Along—Employee Stockholders.

(a) In the event that any Stockholder or group of Stockholders (collectively, in such capacity, the “Drag-Along Seller”) proposes to Transfer to any Person or a group of Persons that is not an Affiliate or Related Fund of such Stockholder(s) (a “Drag-Along Buyer”), in one transaction or a series of related transactions, shares of Common Stock representing more than fifty percent (50%) of the then-outstanding shares of Common Stock (a “Majority Sale”), the Drag-Along Seller shall have the right to require each of the Employee Stockholders to Transfer its Pro Rata Portion of the shares of Common Stock to the Drag-Along Buyer, as part of such Majority Sale, upon the same terms and subject to the same conditions as are applicable to the Drag-Along Seller.

(b) In order to exercise its rights under Section 5.4(a) with respect to any Majority Sale, the Drag-Along Seller shall provide written notice of such Majority Sale to the Company and the Employee Stockholders (or, if requested to do so in writing, the Company shall provide such notice to the Employee Stockholders on behalf of the Drag-Along Seller), which notice shall include the following information with respect to such Majority Sale (a “Drag-Along Notice”): the identity of the Drag-Along Buyer, the number of shares of Common Stock proposed to be Transferred by the Drag-Along Seller, the total number of shares of Common Stock (and each Employee Stockholder’s Pro Rata Portion thereof) to be Transferred to the Drag-Along Buyer pursuant to the Majority Sale, and the other material terms and conditions of the Majority Sale, including the purchase price payable for the shares of Common Stock and the anticipated closing date, which shall be at least ten (10) Business Days after the date of such notice. Notwithstanding the foregoing, with respect to any Majority Sale, (i) no Employee Stockholder will be required to make any representations or warranties, or provide any indemnity to any Person, other than with respect to its having unencumbered title to the shares of Common Stock that it is required to Transfer in such Majority Sale and the power, authority and legal right to Transfer such shares and (ii) the aggregate liability or loss incurred by any Employee Stockholder with respect to such representations, warranties, indemnities or other agreements shall not exceed the proceeds that such Employee Stockholder receives, or is entitled to receive, in connection with such Majority Sale.

(c) At the closing of any Majority Sale (the “Drag-Along Closing”), each Employee Stockholder shall deliver to the Drag-Along Buyer certificates or other instruments, duly endorsed in blank for Transfer or accompanied by stock powers duly endorsed in blank, in either case with signatures guaranteed, representing such Employee Stockholder’s Pro Rata Portion of the total number of shares of Common Stock to be Transferred to the Drag-Along Buyer pursuant to the Majority Sale, against payment of a pro rata share of the purchase price (net of a pro rata share of any holdback or escrow) for such shares. Each Employee Stockholder hereby authorizes and directs the Company (or the Company’s transfer agent, as applicable) to record in the books and records of the Company the Transfer of such number of shares of Common Stock from such Employee Stockholder to the Drag-Along Buyer, as of the date of the Drag-Along Closing. In addition, each Employee Stockholder shall take any and all actions as the Drag-Along Seller or the Drag-Along Buyer may reasonably request from time to time, to effectuate such Transfer and vest in the Drag-Along Buyer all shares of Common Stock that such Employee Stockholder is required to Transfer in such Majority Sale, whether in certificated or uncertificated form, free and clear of all liens, charges and encumbrances of any kind.

(d) With respect to any Majority Sale that is structured as a merger, consolidation, amalgamation, or similar transaction, each Employee Stockholder shall, to the extent applicable: (i) vote, at a meeting of stockholders or by written consent in lieu of a meeting, all of its shares of Common Stock in favor of such transaction; (ii) waive or refrain from exercising any appraisal, dissenters’ or similar rights with respect to such transaction; and (iii) take such other action, consistent with Section 5.4(b), as may reasonably be required to complete such transaction.

(e) Solely for purposes of Section 5.4(d) and in order to secure the performance of each Employee Stockholder’s obligations under Section 5.4(d) with respect to any Majority Sale, each Employee Stockholder hereby irrevocably appoints the Drag-Along Seller as its attorney-in-fact and proxy (with full power of substitution) to vote or provide a written consent with respect to any and all of its shares of Common Stock, if, and only in the event that, such Employee Stockholder fails to vote in favor of or provide a written consent with respect to its shares of Common Stock in accordance with the terms of Section 5.4(d) within three (3) Business Days of a request for such vote or written consent (any such Employee Stockholder, a “Breaching Employee Stockholder”). Upon any such failure, the Drag-Along Seller shall have and is hereby irrevocably granted a proxy to vote or provide a written consent with respect to each Breaching Employee Stockholder’s shares of Common Stock solely for the purpose of taking the actions required by Section 5.4(d). Each Employee Stockholder intends this proxy to be, and it shall be, irrevocable and coupled with an interest, and each Employee Stockholder will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it with respect to the matters set forth in Section 5.4(d) with respect to any of its shares of Common Stock. Notwithstanding the foregoing, the conditional proxy granted by this Section 5.4(e) shall be deemed to be revoked upon the termination of this Article V in accordance with its terms.

(f) If any Majority Sale is not consummated within ninety (90) days of the date the applicable Drag-Along Notice was provided (which ninety (90)-day period may be extended by notice from the Drag-Along Seller to the Employee Stockholders for up to two- hundred and seventy (270) days in the event any required approval of such sales from any governmental entity, including termination or expiration of the applicable waiting period under the applicable antitrust and competition laws has not then been obtained), the Drag-Along Seller shall return to the Employee Stockholders all applicable instruments representing shares of Common Stock that the Employee Stockholders delivered for Transfer, together with any other documents, that have been executed by the Employee Stockholders in connection with such proposed Majority Sale and are in the Drag-Along Seller’s possession or control.

SECTION 5.5 Tag-Along—Employee Stockholders.

(a) In the event that any Stockholder or group of Stockholders (collectively, in such capacity, the “Selling Stockholder”) proposes to Transfer shares of Common Stock to any third party that is not an Affiliate or Related Fund of such Stockholder (the “Tag-Along Buyer”) pursuant to a Majority Sale, other than a Majority Sale with respect to which the Drag-Along Seller exercises its “drag-along” rights pursuant to Section 5.4, each Employee Stockholder (a “Tag-Along Right Holder”) shall have the right to participate in the Majority Sale by Transferring up to its Pro Rata Portion to the Tag-Along Buyer on the same terms and conditions as those proposed by the Selling Stockholder (each such participating Tag-Along Right Holder, the “Tagging Stockholder”).

(b) The Selling Stockholder shall give written notice (a “Tag-Along Notice”) to each Tag-Along Right Holder of a Majority Sale, setting forth the number of shares of Common Stock proposed to be so Transferred, the name and address of the Tag-Along Buyer, the proposed amount and form of consideration and other terms and conditions of payment offered by the Tag-Along Buyer. The Selling Stockholder shall deliver or cause to be delivered to each Tag-Along Right Holder copies of all transaction documents relating to the Majority Sale as the same become available. The tag-along rights provided by this Section 5.5 must be exercised by a Tag-Along Right Holder by delivery of an irrevocable written notice to the Selling Stockholder, within ten (10) Business Days after the date of the Tag-Along Notice, which notice shall specify the portion of such Tagging Stockholder’s Pro Rata Portion of the shares of Common Stock that it wishes to include in the Majority Sale. In the event that the Tag-Along Buyer fails to purchase all the shares of Common Stock proposed to be Transferred by the

Selling Stockholder and the Tagging Stockholders, then the number of shares of Common Stock that the Selling Stockholder and each Tagging Stockholder is permitted to sell in such Majority Sale shall be reduced pro rata based on the number of shares of Common Stock proposed to be Transferred by the Selling Stockholder or such Tagging Stockholder, as applicable, relative to the aggregate number of shares of Common Stock proposed to be Transferred by the Selling Stockholder and all Tagging Stockholders. The Selling Stockholder shall have a period of ninety (90) days following the expiration of the ten (10) Business Day notice period mentioned above to sell all the shares of Common Stock agreed to be purchased by the Tag-Along Buyer on the terms specified in the notice required by the first sentence of this Section 5.5(b).

(c) Any Transfer of shares of Common Stock by a Tagging Stockholder to a Tag-Along Buyer pursuant to this Section 5.5 shall be on the same terms and conditions (including, without limitation, price, time of payment and form of consideration) as to be paid to the Selling Stockholder. Notwithstanding the foregoing, no Tagging Stockholder shall be required to make any representation or warranty, or provide any indemnity to any person, in connection with any Majority Sale other than with respect to the unencumbered title to its shares of Common Stock and its power, authority and legal right to Transfer such shares of Common Stock and the aggregate liability or loss as a result of such representations, warranties, indemnities or other agreements shall not exceed the proceeds such Tagging Stockholder received in connection with such Majority Sale. Each Tagging Stockholder shall be responsible for its proportionate share of the costs of the proposed Transfer to the extent not paid or reimbursed by the Tag-Along Buyer or the Company.

ARTICLE VI

ADDITIONAL AGREEMENTS

SECTION 6.1 Preemptive Rights.

(a) In the event that the Company proposes to sell or otherwise issue shares of Common Stock or any other equity securities of the Company or any of its Subsidiaries, or any rights or securities (including options or warrants) exercisable, exchangeable or convertible into shares of Common Stock or such equity securities, whether immediately, upon the happening of any event or the passage of time, or otherwise, and whether issued by the Company, any Subsidiary of the Company or any other Person (collectively, “Dilutive Securities”), each Eligible Stockholder shall have the right to acquire a portion of such Dilutive Securities, in accordance with the provisions of this Section 6.1.

(b) Not later than fifteen (15) Business Days prior to the anticipated issuance date of Dilutive Securities, the Company shall give written notice (the “Notice of Preemptive Rights”) to each Eligible Stockholder which shall state the Company’s intention to issue Dilutive Securities, the type and amount of Dilutive Securities to be issued, the purchase price therefor, a summary of the other material terms of the proposed issuance and the Pro Rata Portion of such Dilutive Securities which the Eligible Stockholder to which the notice is directed may purchase in connection with such issuance.

(c) Each Eligible Stockholder that is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act shall have the right to purchase up to its Pro Rata Portion of such Dilutive Securities at the price and on the terms and conditions specified in the Notice of Preemptive Rights by delivering an irrevocable written notice (the “Acceptance Notice”) to the Company no later than fifteen (15) Business Days from the date the Notice of Preemptive Rights is delivered to such Eligible Stockholder at the price and upon the terms specified in the Notice of Preemptive Rights, setting out the number of Dilutive Securities with respect to which such right is being exercised. Such Acceptance Notice shall also include the maximum number of Dilutive Securities the Eligible Stockholder would be willing to purchase in the event any Dilutive Securities remain available for purchase after the date on which Acceptance Notices are due to the Company. If any Eligible Stockholder fails to elect to purchase its full Pro Rata Portion of such Dilutive Securities (or if there are Dilutive Securities in excess of the aggregate Pro Rata Portion of all Eligible Stockholders), the Company shall allocate any remaining amount among those Eligible Stockholders (pro rata in accordance with the shares of Common Stock then Beneficially Owned by each such Eligible Stockholders relative to the aggregate number of shares of Common Stock held by all Eligible Stockholders participating in such issuance of Dilutive Securities) who have indicated in their Acceptance Notice a desire to purchase Dilutive Securities in excess of their respective Pro Rata Portions (it being understood that if Eligible Stockholders elect to purchase more Dilutive Securities than remain available for sale, such allocation shall be made pro rata in accordance with the shares of Common Stock then Beneficially Owned by each such Eligible Stockholder relative to the aggregate number of shares of Common Stock held by all Eligible Stockholders participating in such issuance of Dilutive Securities); provided that no Eligible Stockholder shall be required to purchase more Dilutive Securities than the maximum number set forth in such Eligible Stockholder’s Acceptance Notice.

(d) The Company may sell or issue any Dilutive Securities not covered by an Acceptance Notice to any other Person or Persons, but only upon terms and conditions that are in all respects no more favorable to such other Person or Persons than those set forth in the Notice of Preemptive Rights. If the Company does not consummate the sale or issuance of all or part of such remaining Dilutive Securities to such other Person or Persons within sixty (60) days after the end of the fifteen (15) Business Day period specified in Section 6.1(b), the right provided hereunder shall be deemed to be revived and such Dilutive Securities shall not be issued unless first reoffered to the Eligible Stockholders in accordance with this Section 6.1. Concurrently with the closing of the sale or issuance to such other Person or Persons (the “Other Purchasers”) of all or part of such Dilutive Securities, each Eligible Stockholder shall purchase from the Company, and the Company shall sell or issue to such Eligible Stockholder, the securities covered by the Acceptance Notice delivered to the Company by such Eligible Stockholder on the terms specified in the Notice of Preemptive Rights. The purchase by an Eligible Stockholder of any such securities is subject in all cases to the execution and delivery by the Company and the Eligible Stockholder of (a) a purchase agreement or subscription agreement relating to such securities and (b) all other documents in form and substance similar in all material respects, to the extent applicable, to those executed and delivered by the Company and the Other Purchasers.

(e) If any Eligible Stockholder does not deliver an Acceptance Notice within such fifteen (15) Business Day period, such Eligible Stockholder shall be deemed to have irrevocably waived any and all rights under this Section 6.1 with respect to the purchase of such Dilutive Securities (but not with respect to future issuances in accordance with this Section 6.1). Any sale of Dilutive Securities by the Company without first giving the Eligible Stockholders the rights described in this Section 6.1 shall be void and of no force and effect.

(f) This Section 6.1 shall not apply to Dilutive Securities issued (i) under or pursuant to the terms of the LTIP or any similar benefit or incentive programs or arrangements covering directors, employees or consultants of the Company and its Subsidiaries; (ii) as consideration for the acquisition of assets or in any merger or business combination transaction involving the Company or any of its Subsidiaries; (iii) in any public offering registered under the Securities Act; (iv) in connection with a stock split, dividend or similar transaction; or (v) pursuant to the exercise of any options, warrants, convertible securities or other rights that were issued subject to, and in compliance with, this Section 6.1.

SECTION 6.2 Confidentiality. Each Stockholder who has received Confidential Information from the Company or its Representatives agrees that it shall not, and shall cause its Affiliates and Representatives not to, reveal to any other Person other than such Stockholder’s Affiliates and Representatives, or use for any purpose not related to such Stockholder’s investment in the Company, any such Confidential Information without the prior written consent of the Company; provided that such undertaking shall not apply to:

(a) disclosure of Confidential Information that is or has become generally available to the public other than as a result of disclosure by or at the direction of a Party or a Party’s Representatives or the Representatives of any Affiliate of any Party in violation of this Agreement;

(b) disclosures of Confidential Information to the extent necessary or required under any (i) applicable Law, (ii) accounting standard, or (iii) in connection with any judicial process regarding any legal action, suit or proceeding arising out of or relating to this Agreement, in each case after giving prior written notice to the other Parties to the extent practicable under the circumstances, and subject to having undertaken any reasonably available arrangements to protect confidentiality (for example, seeking a protective order in relation to such Confidential Information);

(c) disclosures of Confidential Information with respect to the Company by any Stockholder to a third party who is not a Competitor and who has executed a confidentiality agreement whereby such party is bound by the confidentiality provisions of this Agreement;

(d) disclosures of Confidential Information that was available a Party from a source other than the Company, provided that such source, to such Party’s knowledge after reasonable inquiry, is not and was not bound by a duty of confidentiality to the Company with respect to such Confidential Information; or

(e) disclosures of Confidential Information that has been independently acquired or developed by a Party or a Party’s Representatives without violating any of such Party’s obligations under this Agreement.

Notwithstanding any earlier termination of this Agreement, the obligations of each Stockholder under this Section 6.2 shall survive until the earlier of (i) the second anniversary of the termination of this Agreement pursuant to Section 8.1 and (ii) the first anniversary of the date on which such Stockholder ceased to own any shares of Common Stock.

ARTICLE VII

REGISTRATION RIGHTS

SECTION 7.1 IPO Covenant.

(a) On or before the date that is twelve (12) months after the date of this Agreement (the “IPO Target Date”), the Company shall file, and shall thereafter use its best efforts to cause to be declared effective as promptly as practicable, a Registration Statement on Form S-1 for the registration and sale of shares of Common Stock pursuant to an underwritten primary or secondary public offering that results in a Qualified Public Offering (the “IPO Registration Statement”).

(b) The Company shall be entitled to postpone the IPO Target Date for a reasonable period of time, if (i) the managing underwriter for such offering advises the Company in writing that unfavorable conditions in the U.S. equity markets are likely to delay or jeopardize the success of such offering (including the price per share of the Common Stock) in any material respect or (ii) the Board determines in good faith and in its reasonable judgment that the registration and distribution of shares of Common Stock pursuant to such Registration Statement is (A) likely to materially interfere with (or require premature disclosure of) any pending material financing, acquisition or corporate reorganization or other material corporate development involving the Company or any of its Subsidiaries or (B) otherwise not in the best interests of the Company and its Stockholders.

(c) The Company shall promptly give each Stockholder written notice of any such determination, containing a general statement of the reasons for such postponement and an approximation of the period of the anticipated delay; provided, however, that the IPO Target Date shall not be postponed beyond the date that is twenty-four (24) months after the date of this Agreement without the prior written consent of Stockholders holding at least sixty-six and two- thirds percent (66 2/3%) of the outstanding shares of Common Stock held by all Stockholders.

(d) At any time following the IPO Target Date, if the Company shall not have completed an initial public offering of shares of the Common Stock pursuant to an IPO Registration Statement or filed an IPO Registration Statement that is pending before the SEC, any Stockholder or group of Stockholders that Beneficially Owns in the aggregate shares of Common Stock representing at least 25% of the outstanding shares of Common Stock held by all Stockholders shall be entitled, by written notice, to require the Company to file an IPO Registration Statement within forty-five (45) days after the date of such notice and the Company shall thereafter use its best efforts to cause such IPO Registration Statement to be declared effective as promptly as practicable.

SECTION 7.2 Demand Registration

(a) Any Stockholder or group of Stockholders that Beneficially Owns, in the aggregate Registrable Securities representing at least ten percent (10%) of the outstanding shares of Common Stock held by all Stockholders shall have the right, by written notice given to the Company (a “Demand Notice”), to request the Company to register under and in accordance with the provisions of the Securities Act all or any portion of the Registrable Securities designated by such Stockholder(s); provided, however, that:

(i) the Stockholder shall not be permitted to give a Demand Notice, and the Company shall not be required to take any of the actions to register Registrable Securities pursuant to this Section 7.2 until six (6) months following the completion of an initial public offering by the Company of shares of the Common Stock (an “IPO”);

(ii) prior to the time the Company becomes eligible to use Form S-3 (or any successor form) for the registration of Registrable Securities for resale, such Stockholder(s), in the aggregate, shall only be entitled to three (3) Demand Registrations pursuant to the provisions of this Section 7.2 (provided, that each Stockholder entitled to deliver a Demand Notice pursuant to Section 2.1(a) shall be entitled to initiate at least one (1) Demand Registration), unless any Demand Registration does not become effective or is not maintained in effect for the respective periods set forth in Section 7.2(e), in which case the relevant Stockholder(s) will be entitled to an additional Demand Registration pursuant hereto;

(iii) following the time that the Company is eligible to use Form S-3 for the registration of Registrable Securities for resale, in no event shall the Company be required to file more than three (3) Demand Registrations during any twelve (12) month period; and

(iv) the Registrable Securities requested to be registered constitute at least ten percent (10%) of the shares of Common Stock issued and outstanding on the date of this Agreement.

(b) Upon receipt of a Demand Notice, the Company shall promptly (and in any event within ten (10) Business Days from the date of receipt of such Demand Notice), notify all other Stockholders of the receipt of such Demand Notice and allow them the opportunity to include Registrable Securities held by them in the proposed registration by submitting their own Demand Notice. In connection with any Demand Registration that involves an underwritten offering in which more than one Stockholder participates, in the event that the managing underwriter or underwriters for such offering advise such Stockholders in writing that the total number of Registrable Securities to be included in such offering exceeds the amount that can be sold in (or during the time of) such offering without delaying or jeopardizing the success of such offering (including the price per share of the Registrable Securities to be sold), then the Registrable Securities to be offered shall be distributed amongst the participating Stockholders pro rata according to each Stockholder’s overall percentage of ownership in the Company at the time of delivery of the Demand Notice. In the event of such a pro-rata distribution, to the extent that any Stockholder (or Stockholders) has not submitted a Demand Notice, or withdraws from the underwriting, then those shares of Common Stock that would have been allocated pro-rata to the non-participating Stockholder if they had participated shall be allocated amongst the participating Stockholders, pro rata according to each participating Stockholder’s overall percentage of ownership in the Company.

(c) The Company, within forty-five (45) days of the date on which the Company receives a Demand Notice given by Stockholders in accordance with Section 7.2(a), shall file with the SEC, and the Company shall thereafter use its best efforts to cause to be declared effective as promptly as practicable, a Registration Statement on the appropriate form for the registration and sale, in accordance with the intended method or methods of distribution, of the total number of Registrable Securities specified by the Stockholders in such Demand Notice (a “Demand Registration”). Any Demand Registration may, at the request of the Stockholders submitting the Demand Notice Beneficially Owning a majority of the Registrable Securities to be registered pursuant to such Demand Registration, be a Shelf Registration pursuant to Rule 415 under the Securities Act.

(d) The Company shall use commercially reasonable efforts to keep each Registration Statement filed pursuant to this Section 7.2 continuously effective and usable for the resale of the Registrable Securities covered thereby (i) in the case of a Registration that is not a Shelf Registration, for a period of one hundred twenty (120) days from the date on which the SEC declares such Registration Statement effective and (ii) in the case of a Shelf Registration, for a period of three (3) years from the date on which the SEC declares such Registration Statement effective, in either case (x) until such earlier date as all of the Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement, and (y) as such period may be extended pursuant to this Section 7.2. The time period for which the Company is required to maintain the effectiveness of any Registration Statement shall be extended by the aggregate number of days of all Delay Periods and all Interruption Periods occurring with respect to such Registration and such period and any extension thereof is hereinafter referred to as the “Effectiveness Period”.

(e) The Company shall be entitled to postpone the filing of any Registration Statement otherwise required to be prepared and filed by the Company pursuant to this Section 7.2, or suspend the use of any effective Registration Statement under this Section 7.2 (during which suspension each Stockholder Beneficially Owning Registrable Securities covered by the Registration Statement shall discontinue disposition of any Registrable Securities covered by the Registration Statement), for a reasonable period of time (a “Delay Period”), if the Board determines in good faith and in the Board’s reasonable judgment that the registration and distribution of the Registrable Securities covered or to be covered by such Registration Statement would materially interfere with any pending material financing, acquisition or corporate reorganization or other material corporate development involving the Company or any of its Subsidiaries or would require premature disclosure thereof and promptly gives the Stockholders written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the period of the anticipated delay; provided, however, that (i) the aggregate number of days included in all Delay Periods during any consecutive twelve (12) months shall not exceed the aggregate of (x) forty-five (45) days minus (y) the number of days occurring during all Interruption Periods during such consecutive twelve (12) months and (ii) a period of at least forty-five (45) days shall elapse between the termination of any Delay Period or Interruption Period and the commencement of the immediately succeeding Delay Period. If the Company shall so postpone the filing of a Registration Statement, the Stockholders of Registrable Securities to be registered shall have the right to withdraw the request for registration by giving written notice from the Stockholders of a majority of the Registrable Securities that were to be registered to the Company within forty-five (45)

days after receipt of the notice of postponement or, if earlier, the termination of such Delay Period (and, in the event of such withdrawal, such request shall not be counted for purposes of determining the number of requests for registration to which the Stockholders of Registrable Securities are entitled pursuant to this Section 7.2). The Company shall not be entitled to initiate or continue a Delay Period unless it shall (A) concurrently prohibit sales by all other security holders under registration statements covering securities held by such other security holders and (B) in accordance with the Company’s policies from time to time in effect, forbid purchases and sales in the open market by Directors and executive officers of the Company.

(f) The Company shall not include any securities (whether for its own account or otherwise) that are not Registrable Securities in any Registration Statement filed pursuant to this Section 7.2 without the prior written consent of the Stockholders of a majority in number of the Registrable Securities covered by such Registration Statement. Any such securities so included shall be subject to the cut-back provisions of Section 7.2(b).

(g) Stockholders holding a majority in number of the Registrable Securities to be included in a Registration Statement pursuant to this Section 7.2 may, at any time prior to the effective date of the Registration Statement relating to such Registration, revoke such request by providing a written notice to the Company revoking such request. Any such Demand Request so withdrawn shall not be counted for purposes of determining the number of requests for registration to which the Stockholders of Registrable Securities are entitled pursuant to this Section 7.2 if the Stockholders of Registrable Securities who revoked such request reimburse the Company for all its out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement; provided, however, that, if such revocation was based on (i) the Company’s failure to comply in any material respect with its obligations hereunder or (ii) the institution by the Company of a Delay Period or the occurrence of any Interruption Period, such reimbursement shall not be required.

SECTION 7.3 Piggyback Registration.

(a) Right to Piggyback. If at any time the Company proposes to file a registration statement under the Securities Act with respect to a public offering by the Company for its own account or on behalf of any other Person of securities of the same type as the Registrable Securities (other than a registration statement for an IPO), then the Company shall give written notice of such proposed filing to the Stockholders at least fifteen (15) days before the anticipated filing date. Such notice shall offer the Stockholders the opportunity to register such amount of Registrable Securities as they may request (a “Piggyback Registration”). Subject to Section 7.3(b), the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after notice has been given to the Stockholders. Each Stockholder shall be permitted to withdraw all or any portion of the Registrable Securities of such Stockholder from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration without incurring cost or liability solely as a result of such withdrawal.

(b) Priority on Piggyback Registrations. The Company shall permit the Stockholders to include all such Registrable Securities on the same terms and conditions as any similar securities, if any, of the Company or any other Persons included therein. Notwithstanding the foregoing, if the Company or the managing underwriter or underwriters participating in such offering advise the Stockholders in writing that the total amount of securities requested to be included in such Piggyback Registration exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), then the amount of securities to be offered for the account of the Stockholders and other holders of securities who have piggyback registration rights with respect thereto shall be reduced (to zero if necessary) pro rata on the basis of the number of Registrable Securities requested to be registered by each such Stockholder or other holder participating in such offering.

(c) Right To Abandon. Nothing in this Section 7.3 shall create any liability on the part of the Company to the Stockholders if the Company in its sole discretion should decide not to file a registration statement proposed to be filed pursuant to Section 7.3(a) or to withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that a Stockholder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise. Any such determination not to file or to withdraw a registration statement shall not affect the obligations of the Company to pay or to reimburse all registration expenses pursuant to Section 7.5.

SECTION 7.4 Registration Procedures. In connection with the registration obligations of the Company pursuant to and in accordance with Sections 7.2 and 7.3 (and subject to Sections 7.2 and 7.3), the Company shall use commercially reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a) prepare and file with the SEC a Registration Statement for the sale of the Registrable Securities on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate in accordance with such Stockholders’ intended method or methods of distribution thereof, and, subject to the Company’s right to terminate or abandon a registration pursuant to Section 7.3(c), use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective as provided herein;

(b) prepare and file with the SEC such amendments (including post-effective amendments) to such Registration Statement, and such supplements to the related Prospectus, as may be required by the rules, regulations or instructions applicable to the Securities Act during the applicable period in accordance with the intended methods of disposition specified by the Stockholders of the Registrable Securities covered by such Registration Statement, make generally available earnings statements satisfying the provisions of Section 11(a) of the Securities Act (provided that the Company shall be deemed to have complied with this Section 7.4 if it has complied with Rule 158 under the Securities Act), and cause the related Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; provided, however, that before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act that are incorporated or deemed to be incorporated by reference into the Registration Statement and the Prospectus except to the extent that such reports related primarily to the offering), the Company shall furnish to the Stockholders of Registrable Securities covered by such Registration Statement and their counsel for review and comment, copies of all documents required to be filed;

(c) notify the Stockholders of any Registrable Securities covered by such Registration Statement promptly and (if requested) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Registration Statement or the related Prospectus or for additional information regarding the Company or the Stockholders, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event that requires the making of any changes in such Registration Statement, Prospectus or documents incorporated or deemed to be incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) use commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of such Registration Statement or the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction in the United States, and to obtain the lifting or withdrawal of any such order at the earliest practicable time;

(e) furnish to the Stockholder of any Registrable Securities covered by such Registration Statement and their counsel, and to each managing underwriter, if any, without charge, one conformed copy of such Registration Statement, as declared effective by the SEC, and of each post-effective amendment thereto, in each case including financial statements and schedules and all exhibits and reports incorporated or deemed to be incorporated therein by reference; and deliver, without charge, such number of copies of the preliminary prospectus, any amended preliminary prospectus, any free writing prospectus, each final Prospectus and any post-effective amendment or supplement thereto, as such Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities of such Stockholder covered by such Registration Statement in conformity with the requirements of the Securities Act;

(f) prior to any public offering of Registrable Securities covered by such Registration Statement, use its reasonable best efforts to register or qualify such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions as the Stockholders of such Registrable Securities shall reasonably request in writing; provided, however, that the Company shall in no event be required to qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it is not at the time required to be so qualified or to execute or file a general consent to service of process in any such jurisdiction where it has not theretofore done so or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then subject;

(g) upon the occurrence of any event contemplated by Section 7.4(c)(v), prepare a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated or deemed to be incorporated therein by reference and file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder (including upon the termination of any Delay Period), such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(h) use commercially reasonable efforts to cause all Registrable Securities covered by such Registration Statement to be listed on each securities exchange or automated interdealer quotation system, if any, on which similar securities issued by the Company are then listed or quoted, or, if none, on such securities exchange or automated interdealer quotation system reasonably selected by the Company;

(i) on or before the effective date of such Registration Statement, provide the transfer agent of the Company for the Registrable Securities with printed certificates for the Registrable Securities covered by such Registration Statement (if the Registrable Securities are certificated), which are in a form eligible for deposit with The Depository Trust Company;

(j) if such offering is an underwritten offering, make available for inspection by any Stockholder of Registrable Securities included in such Registration Statement, any underwriter participating in any offering pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Stockholder or underwriter (collectively, the “Inspectors”), all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its Subsidiaries and affiliates (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibilities; provided, however, that the Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement reasonably satisfactory to the Company, which shall permit the disclosure of such Records in such Registration Statement or the related Prospectus if (i) necessary to avoid or correct a material misstatement in or material omission from such Registration Statement or Prospectus or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided further, however, that (A) any decision regarding the disclosure of information pursuant to subsection (i) shall be made only after consultation with counsel for the applicable Inspectors and the Company and (B) with respect to any release of Records pursuant to subsection (ii), each Stockholder of Registrable Securities agrees that it shall, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to the Company so that the Company, at the Company’s expense, may undertake appropriate action to prevent disclosure of such Records;

(k) not later than the effective date of a registration statement, the Company shall provide to the Stockholders the CUSIP number for all Registrable Securities; and

(l) if such offering is an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by the Stockholders of a majority of the Registrable Securities being sold in connection therewith

(including those reasonably requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, (i) use commercially reasonable efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and counsel to the Stockholders of the Registrable Securities being sold), addressed to each selling Stockholder of Registrable Securities covered by such Registration Statement and each of the underwriters as to the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (ii) use commercially reasonable efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling holder of Registrable Securities covered by the Registration Statement (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iii) if requested and if an underwriting agreement is entered into, provide indemnification provisions and procedures customary for underwritten public offerings, but in any event no less favorable to the indemnified parties than the provisions set forth in Section 7.7, and (iv) provide for the reasonable participation and cooperation by the management of the Company with respect thereto, including participation by management in road shows, investor meetings and other customary cooperation. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

The Company may require each Stockholder of Registrable Securities covered by a Registration Statement to furnish such information regarding such Stockholder and such Stockholder’s intended method of disposition of such Registrable Securities as it may from time to time reasonably request in writing. If any such information is not furnished within a reasonable period of time after receipt of such request, the Company may exclude such Stockholder’s Registrable Securities from such Registration Statement. Notwithstanding the foregoing, in no event shall any Stockholder be required to provide any information about its investors unless required by the SEC to do so.

Each Stockholder of Registrable Securities covered by a Registration Statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7.4(c)(ii), 7.4(c)(iii), 7.4(c)(iv) or 7.4(c)(v), that such Stockholder shall discontinue disposition of any Registrable Securities covered by such Registration Statement or the related Prospectus until receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7.4(g), or until such Stockholder is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amended or supplemented Prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such Prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company, the Stockholder shall deliver to the Company (at the expense of the Company) all copies then in its possession, other than permanent file copies then in such holder’s possession, of the Prospectus covering such Registrable Securities at the time of receipt of such request.

Each Stockholder of Registrable Securities covered by a Registration Statement further agrees not to utilize any material other than the applicable current preliminary prospectus, free writing prospectus, road show or Prospectus in connection with the offering of such Registrable Securities.

SECTION 7.5 Registration Expenses. Whether or not any Registration Statement is filed or becomes effective, the Company shall pay all costs, fees and expenses incident to the registration of Registrable Securities, including (i) all registration and filing fees, including FINRA filing fees, (ii) all fees and expenses of compliance with securities or “Blue Sky” laws, including reasonable fees and disbursements of counsel in connection therewith, (iii) printing expenses (including expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the Stockholders or the managing underwriter, if any), (iv) messenger, telephone and delivery expenses, (v) fees and disbursements of counsel for the Company, (vi) fees and disbursements of all independent certified public accountants of the Company (including expenses of any “cold comfort” letters required in connection with this Agreement) and all other advisors retained by the Company in connection with such Registration Statement, (vii) fees and disbursements of one counsel, other than the Company’s counsel, selected by Stockholders of a majority of the Registrable Securities being registered and reasonably acceptable to the other Stockholders participating in such offering, to represent all such Stockholders, (viii) in the event of an underwritten offering, the expenses of the Company and the underwriters associated with any “road show” which are customarily paid or reimbursed by issuers, (ix) fees and disbursements of underwriters customarily paid by the issuers or sellers of securities and (x) all other costs, fees and expenses incident to the Company’s performance or compliance with this Agreement. Notwithstanding the foregoing, the fees and expenses of any advisors retained by any Stockholder, other than one counsel for all such Stockholders, and any underwriting discounts or commissions, brokers’ fees or fees of similar securities industry professionals and any transfer taxes relating to the disposition of the Registrable Securities by a Stockholder, will be payable by such Stockholder and the Company will have no obligation to pay any such amounts.

SECTION 7.6 Underwriting Requirements.

(a) Subject to Section 7.6(c), any Stockholder that initiates a Demand Registration shall have the right, by written notice, to require that such Demand Registration provide for an underwritten offering.

(b) In the case of any underwritten offering pursuant to a Demand Registration, the Company shall be entitled to select the institution or institutions that shall manage or lead such offering, which institution or institutions shall be subject to the reasonable consent of the Stockholder(s) making the demand. In the case of any underwritten offering pursuant to a Piggyback Registration, the Company shall select the institution or institutions that shall manage or lead such offering.

(c) In the case of any Registration, no Stockholder shall be entitled to participate in any underwritten offering with respect to any Registrable Securities that it owns unless and until such Stockholder has entered into an underwriting or other agreement with such institution or institutions for such offering in such customary form as the Company and such institution or institutions shall reasonably determine, pursuant to which the Stockholder agrees that it shall not make any short sale of, loan, grant any option for the purchase of or effect any public sale or distribution, including a sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities for one-hundred and eighty (180) days, or such other time period as may be required by FINRA regulations or applicable Law, following the effective date of the Registration Statement filed with respect to the IPO; provided, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representation or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder’s ownership of the shares to be sold pursuant to such underwriting) or to undertake any indemnification or contribution obligations to the Company or any underwriter with respect thereto, other than as specifically provided in Section 7.7.

SECTION 7.7 Indemnification.

(a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Stockholder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors and agents and employees of each of them, each Person who controls each such Stockholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent permitted by applicable Law, from and against any and all losses, claims, damages, liabilities, judgment, costs (including costs of investigation or preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or based upon (w) any untrue or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or in any amendment or supplement thereto in any preliminary prospectus, any free writing prospectus, any information the Company has filed or is required to file pursuant to Rule 433(d) under the Securities Act, or any other material or information provided to or made available to investors by, or with the approval of, the Company in connection with the offering, including any road show for the offering (collectively, “Marketing Materials”), (x) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by or on behalf of such Stockholder expressly for use in the Marketing Materials, (y) any untrue statement or alleged untrue statement of a material fact in the information conveyed to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, or (z) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration; provided, however, that the Company shall not be liable to any such Stockholder to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) having previously been furnished by or on behalf of the Company with copies of the Prospectus, such Stockholder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of

Registrable Securities by such Stockholder to the Person asserting the claim from which such Losses arise and (ii) the Prospectus would have corrected in all material respects such untrue statement or alleged untrue statement or such omission or alleged omission; and provided further, however, that the Company shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if (A) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in all material respects in an amendment or supplement to the Prospectus and (B) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Stockholder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of Registrable Securities.

(b) Indemnification by Stockholder of Registrable Securities. In connection with any Registration Statement in which a Stockholder is participating, such Stockholder shall furnish to the Company in writing such information as the Company reasonably requests with respect to such Stockholder and securities of the Company Beneficially Owned by such Stockholder and its Affiliates for use in connection with the Marketing Materials and agrees to indemnify, severally and not jointly with the other Stockholders and to the fullest extent permitted by applicable Law, the Company, its Directors, officers, agents or employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the directors, officers, agents or employees of such controlling Persons, from and against all Losses arising out of or based upon (x) any untrue statement of a material fact contained in the Marketing Materials or (y) any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is based upon and is consistent with information so furnished in writing by or on behalf of such Stockholder to the Company expressly for use in such Marketing Materials. No Stockholder shall be held liable for any Losses (including all amounts for which such Stockholder is required to provide indemnification pursuant to this Section 7.7(b) or contribution pursuant to Section 7.7(d)) in excess of the total amount of proceeds received by such Stockholder from the sale of the Registrable Securities sold by such Stockholder (net of all underwriting discounts and commissions) under that particular Registration Statement.

(c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that (i) an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (1) the

Indemnifying Party agrees to pay such fees and expenses; (2) the Indemnifying Party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any proceeding (including impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it that are in addition to or are inconsistent with those available to the Indemnifying Party or that a conflict of interest is likely to exist among such Indemnified Party and any other indemnified parties (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party); and (ii) subject to subsection (3) above, the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all of the Indemnified Parties. Whether or not such defense is assumed by the Indemnifying Party, such Indemnified Party shall not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld, conditioned or delayed. The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

(d) Contribution. If the indemnification provided for in this Section 7.7 is applicable in accordance with its terms but is legally unavailable to an Indemnified Party in respect of any Losses, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provision of this Section 7.7(d), an Indemnifying Party that is a Stockholder shall not be required to contribute any amount which (together with all amounts that such Stockholder is required to provide indemnification pursuant to Section 7.7(b)) is in excess of the amount by which the total proceeds received by such Stockholder from the sale of the Registrable Securities sold by such Stockholder (net of all underwriting discounts and commissions) exceeds the amount of any damages that such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

SECTION 7.8 Rule 144 Information. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a registration statement relating to the Common Stock has been declared effective under either the Securities Act or the Exchange Act, the Company agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the earlier of (i) such time as a registration statement relating to the Common Stock has been declared effective under either the Securities Act or the Exchange Act or (ii) the date that the Company becomes subject to the periodic reporting requirements under Section 13 or 15(d) of the Exchange Act, for so long as the Company remains subject to the periodic reporting requirements under Section 13 or 15(d) of the Exchange Act.

(b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements).

(c) Furnish to any Stockholder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in as such Stockholder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Stockholder to sell any such securities without registration.

SECTION 7.9 Miscellaneous Registration Rights Provisions.

(a) Limitation on Subsequent Grants. The Company shall not grant registration rights to any Person other than the rights set forth in this Article VII, unless the Company has obtained the prior written consent of Stockholders holding at least sixty-six and two-thirds percent (66 2/3%) of the number of Registrable Securities then outstanding; provided, however, that after the effectiveness of any shelf Registration Statement filed pursuant to Section 7.2(c), the Company may grant piggyback registration rights that are junior to the registration rights granted to Stockholders pursuant to this Article VII.

(b) Assignment of Registration Rights. In connection with any Transfer of Registrable Securities by any Stockholder, the registration rights related to such Registrable Securities shall automatically transfer to the transferee of such Registrable Securities. Any other purported direct or indirect Transfer of such registration rights by any Stockholder shall be null and void and of no force or effect.

(c) Termination of Registration Rights. All of the Company’s obligations to register Registrable Securities of any Stockholder under this Article VII shall terminate on the date on which such Stockholder ceases to Beneficially Own any Registrable Securities.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1 Term; Termination. This Agreement may be terminated pursuant to a writing signed by Stockholders holding at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Common Stock held by all Stockholders, and shall automatically terminate on the earlier to occur of (a) the completion of a Qualified Public Offering, (b) the date that is the ten (10) year anniversary of the date hereof; provided that the provisions of Section 6.2, Article VII and Article VIII shall survive any such termination of this Agreement. This Agreement shall terminate automatically with respect to any Stockholder when such Stockholder ceases to beneficially own any shares of Common Stock; provided, that Section 6.2 shall survive any such termination and shall terminate as set forth therein.

SECTION 8.2 Amendments and Modifications. This Agreement may be modified or amended only by a writing signed by the Company and by Stockholders that Beneficially Own in the aggregate at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Common Stock held by all Stockholders; provided, that any modification or amendment that would reasonably be expected to disproportionately and adversely affect any Stockholder in any material respect shall require the written consent of each Stockholder that is so affected; provided, further, that any modification or amendment to Section 5.4 or Section 5.5 that would reasonably be expected to adversely affect the Employee Stockholders in any material respect shall require the written consent of Employee Stockholders holding a majority of the outstanding shares of Common Stock held by all Employee Stockholders.

SECTION 8.3 Action by Stockholders. Any action required or contemplated by this Agreement to be taken by a majority of the Stockholders may be taken by delivery of a written consent executed on behalf of one or more Stockholders that Beneficially Own, in the aggregate, at least a majority of the shares of Common Stock held by all Stockholders, and the Company shall be entitled to rely upon any such written consent without prior notice to or consultation with any Person.

SECTION 8.4 After-Acquired Shares. This Agreement shall apply to all shares of Common Stock Beneficially Owned by a Stockholder at all times, whether such shares of Common Stock are acquired prior to or after the date hereof.

SECTION 8.5 Notices. All notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be deemed to have been effectively given (a) when personally delivered to the Party to be notified; (b) when sent by confirmed facsimile to the Party to be notified at the number set forth below; (c) three (3) Business Days after deposit in the United States mail postage prepaid by certified or registered mail return receipt requested and addressed to the Party to be notified as set forth below; or (d) one (1) Business Day after deposit with a national overnight delivery service, postage prepaid, addressed to the Party to be notified as set forth below with next-business-day delivery guaranteed, in each case as follows:

In the case of the Company, to:

NewPage Holdings Inc.

8540 Gander Creek Drive

Miamisburg, Ohio 45342

Attention: General Counsel

Telephone: (937) 781-5101

Facsimile: (937) 242-9324

In the case of any Stockholder:

To the names and addresses set forth in the books and records of the Company.

With a copy (which shall not constitute notice) to, in the case of the Goldman Stockholders:

Weil, Gotshal & Manges LLP

100 Federal Street, 34th Floor

Boston, Massachusetts 02110

Attention: Steven M. Peck

Telephone: (617) 772-8344

Facsimile: (671) 772-8333

A Party may change its address for purposes of notice hereunder by giving ten (10) days’ notice of such change to all other Parties in the manner provided in this Section 8.5.

SECTION 8.6 Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

SECTION 8.7 Entire Agreement. This Agreement (together with the documents attached as exhibits hereto and any documents or agreements specifically contemplated hereby) supersedes all prior discussions and agreements among any of the Parties hereto (and their Affiliates) with respect to the subject matter hereof and contains the entire understanding of the Parties with respect to the subject matter hereof.

SECTION 8.8 Counterparts; Headings. This Agreement may be executed in counterparts, each of which shall be signed by the Company and one or more Stockholders, and all of which are deemed to be one and the same agreement binding upon the Company and each of the Stockholders. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

SECTION 8.9 Primary Indemnitor. Any Designated Director entitled to indemnification, advancement of expenses and/or insurance, pursuant to this Agreement, any other agreement with the Company, the Certificate of Incorporation or the Bylaws and that is an officer, employee, partner or advisor of the applicable Designating Stockholder or its Affiliates (each such person, an “Indemnitee”), may have certain rights to indemnification, advancement of expenses and/or insurance provided by or on behalf of such Designating Stockholder and/or its Affiliates (collectively, the “Fund Indemnitors”). Notwithstanding anything to the contrary in this Agreement, the Certificate of Incorporation or the Bylaws or otherwise: (a) the Company is the indemnitor of first resort (i.e., the Company’s obligations to each Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by each Indemnitee are secondary), (b) the Company shall advance the full amount of expenses incurred by each Indemnitee, in each case to the extent the Indemnitee is entitled to such advancement under applicable law or pursuant to the Certificate of Incorporation, the Bylaws, or any agreement; provided, however, in the event the Company is suing an Indemnitee, the Company shall not be responsible to advance any expenses to any such Indemnitee during the pendency of such action, (c) will be liable for the full amount of all liabilities, expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by this Agreement, without regard to any rights each Indemnitee may have against the Fund Indemnitors, and (d) the Company irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. Notwithstanding anything to the contrary in this Agreement, the Certificate of Incorporation of the Company or the By-Laws of the Company or otherwise, no advancement or payment by the Fund Indemnitors on behalf of an Indemnitee with respect to any claim for which such Indemnitee has sought indemnification or advancement of expenses from the Company will affect the foregoing and the Fund Indemnitors will have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Company. The Fund Indemnitors are express third party beneficiaries of the terms of this Section 8.9.

SECTION 8.10 Further Acts and Assurances. Each Party shall give such further assurance, provide such further information, take such further actions and execute and deliver such further documents and instruments as are, in each case, within its power to give, provide and take so as to give full force and effect to the provisions of this Agreement.

SECTION 8.11 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law doctrine. Each Party hereby submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware, and any appellate court thereof) and any judicial proceeding brought against any of the Parties on any dispute arising out of this Agreement or any matter related hereto shall be brought in such courts. Each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection it may have or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each Party hereby consents to process being served in any such proceeding by the mailing of a copy thereof by registered or certified mail, postage prepaid, to the address specified in Section 8.5, or in any other manner permitted by law. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

SECTION 8.12 Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if any of the Parties fail to comply with any of the obligations imposed on them by this Agreement and that in the event of any such failure, an aggrieved Party will be irreparably damaged and will not have an adequate remedy at law. Any such aggrieved Party shall, therefore, be entitled to seek injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties shall raise the defense that there is an adequate remedy at law.

SECTION 8.13 Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the Parties shall be enforceable to the fullest extent permitted by law.

SECTION 8.14 Recapitalization, Etc. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, shares of capital stock of the Company by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of shares or any other change in the Company’s capital structure, appropriate adjustments shall be made to the provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the Parties hereto under this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned Parties has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first written above.

STOCKHOLDER:

(Print Name of Entity)

By:

By:
Name:
Title:

Address for Notices:

Address – Line 1

Address – Line 2

Address – Line 3

Attention

Facsimile

Telephone

Email

SCHEDULE 1

INITIAL STOCKHOLDERS

SCHEDULE 2

DESIGNATING STOCKHOLDERS

EXHIBIT A

CERTIFICATE OF INCORPORATION

[INSERT CERTIFICATE OF INCORPORATION]

A-1

EXHIBIT B

BYLAWS

B-1

BYLAWS

OF

NEWPAGE HOLDINGS INC.

Adopted as of December 21, 2012

TABLE OF CONTENTS

SECTION 1 DEFINITIONS	1

1.01 Definitions	1
1.02 Rules of Construction	1

SECTION 2 MEETINGS OF STOCKHOLDERS	1

2.01 Place of Meetings	1
2.02 Annual Meeting	1
2.03 Special Meetings	2
2.04 Record Date	2
2.05 Notice to Stockholders	3
2.06 Quorum and Adjournments	3
2.07 Voting	3
2.08 Proxies	4
2.09 List of Stockholders	4
2.10 Conduct of Meetings	4
2.11 Written Consents	4

SECTION 3 DIRECTORS	5

3.01 General Powers	5
3.02 Number, Tenure and Qualifications	5
3.03 Election	5
3.04 Removal	6
3.05 Resignations	6
3.06 Vacancies	6
3.07 Place of Meeting	6
3.08 Compensation	6
3.09 Regular Meetings	6
3.10 Special Meetings	6
3.11 Notice of Meetings	6
3.12 Quorum	7
3.13 Conduct of Meetings	7
3.14 Committees	7
3.15 Written Consents	7
3.16 Conference Call Meetings	8

SECTION 4 OFFICERS	8

4.01 Generally	8
4.02 Elected Officers	8
4.03 Appointed Officers	8
4.04 Compensation	8
4.05 Term and Removal	8
4.06 Resignations	8
4.07 Vacancies	9
4.08 Duties	9

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SECTION 5 INDEMNIFICATION	10

5.01 Right to Indemnification	10
5.02 Right to Advancement of Expenses	10
5.03 Right of Covered Person to Bring Suit	11
5.04 Non-Exclusivity of Rights	11
5.05 Insurance	11
5.06 Indemnification of Employees and Agents of the Company	12
5.07 Nature of Rights	12
5.08 Primary Indemnification	12
5.09 Limitation on Indemnification and Advancement of Expenses	12

SECTION 6 CAPITAL STOCK	13

6.01 Certificates	13
6.02 Transfer	13
6.03 Rights of Holders	13
6.04 Lost Certificates	13

SECTION 7 GENERAL PROVISIONS	13

7.01 Fiscal Year	13
7.02 Dividends	14
7.03 Corporate Seal	14
7.04 Form of Records	14
7.05 Registered Office and Registered Agent	14
7.06 Amendments	14
7.07 Voting Shares in Other Corporations	14

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SECTION 1 DEFINITIONS.

1.01 Definitions. As used in these Bylaws, the following terms have the meanings indicated.

“Board” means the Board of Directors of the Company.

“Bylaws” means these Bylaws of the Company, as amended from time to time.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in New York, New York are authorized or obligated to close.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as may be amended or supplemented from time to time in accordance with the terms thereof.

“Company” means NewPage Holdings Inc., a Delaware corporation.

“Covered Person” is defined in Section 5.01.

“Delaware Law” means the Delaware General Corporation Law or other applicable statutes of the State of Delaware, as amended from time to time.

“Director” means a member of the Board.

“Stockholder” means a holder of capital stock of the Company.

“Stockholders Agreement” means the Stockholders Agreement, dated as of December __, 2012, by and among the Company and certain Stockholders, as may be amended or supplemented from time to time in accordance with its terms.

1.02 Rules of Construction. As used in these Bylaws, “including” means “including without limitation.” References to a particular officer means the referenced officer of the Company duly elected or appointed pursuant to these Bylaws. References to any particular “Section” are, except as expressly provided otherwise, to the designated Sections of this Agreement.

SECTION 2 MEETINGS OF STOCKHOLDERS.

2.01 Place of Meetings. Except as other-wise provided in these Bylaws, the Board may designate any place within or outside the State of Delaware as the place of meeting for any annual or special meeting of Stockholders. In lieu of holding a Stockholders meeting at a designated place, the Board may in its sole discretion determine that the meeting be held solely by means of remote communication, as authorized by Delaware Law.

2.02 Annual Meeting. The annual meeting of Stockholders for the election of Directors and the transaction of any other proper business that may be brought before the meeting will be held on the date and time after the close of the Company’s fiscal year that the Board may from time to time determine. Except as otherwise provided in the Stockholders

Agreement, any Stockholder wishing to propose a nominee for Director or other business to be brought before an annual meeting must give timely notice of the nomination or other business in writing to the Secretary, and the other business must otherwise be a proper matter for Stockholder action as determined by the Board. To be timely, a Stockholder notice must be delivered to the Secretary at the principal executive offices of the Company no earlier than 120 days before and no later than 90 before the first anniversary of the preceding year’s annual meeting, but if the date of the annual meeting date is more than 30 days before or more than 70 days after the anniversary date, the Stockholder notice must be delivered no earlier than 120 days before the annual meeting date and no later than 10 days following the day on which public announcement of the annual meeting date is first made by the Company. The public announcement of an adjournment or postponement of an annual meeting of Stockholders will not commence a new time period (or extend any existing time period) for the giving of a Stockholder’s notice as described above.

2.03 Special Meetings. Special meetings of the Stockholders for any purpose or purposes may only be called by the Board or by the written request of one or more Stockholders holding, in the aggregate, shares of the Company’s capital stock entitled to cast not less than twenty-five percent (25%) of the votes at such meeting. Any such written request shall specify the time of such meeting and the general nature of the business proposed to be transacted and shall be delivered personally or sent by registered mail or by facsimile transmission to the Secretary, and upon receipt of any such request, the Secretary shall cause notice of the special meeting to be promptly given, in accordance with these Bylaws, to the Stockholders entitled to vote at such meeting.

2.04 Record Date. The Board may fix a record date for determining the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment of a meeting, the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. The record date may not precede the date upon which the resolution fixing the record date is adopted by the Board. Unless otherwise required by Delaware Law, the record date fixed by the Board (1) for determining Stockholders entitled to vote at a meeting of Stockholders or adjournment of a meeting must be not be more than 60 nor less than 10 days before the date of the meeting, and (2) for determining any other action must be not more than 60 days before that other action. If no record date is fixed by the Board, the record date (i) for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders will be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (ii) for determining Stockholders for any other purpose will be at the close of business on the day on which the Board adopts the related resolution. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders will apply to any adjournment of that meeting, unless the Board fixes a new record date for the adjourned meeting.

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2.05 Notice to Stockholders. Except as otherwise provided in the Certificate of Incorporation or these Bylaws or as otherwise required by Delaware Law:

(a) Notice of Meetings. Whenever Stockholders are required or permitted to take any action at an annual or special meeting, a notice of the meeting must be given that states the place (if any), date and time of the meeting. Notice of a special meeting must also include a description of the purpose or purposes for which the meeting is being called.

(b) Manner of Notice. Notices to a Stockholder must be in writing and delivered personally or mailed to the Stockholder at the address appearing on the books of the Company. The notice of any meeting must be given not less than 10 nor more than 60 days before the date of the meeting to each Stockholder entitled to vote at that meeting. If mailed, the notice will be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at the Stockholder’s address as it appears on the records of the Company.

(c) Waiver of Notice. Any waiver of notice given by the person entitled to notice, whether before or after the time stated in the notice, will be deemed equivalent to notice. Attendance of a person at a meeting in person or by proxy will constitute a waiver of notice of that meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at nor the purpose of any annual or special meeting of Stockholders need be specified in a waiver of notice.

2.06 Quorum and Adjournments. Except as otherwise provided by Delaware Law, the Certificate of Incorporation or the Stockholders Agreement, at all meetings of Stockholders the holders of a majority of the shares of the Company’s capital stock entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business. If a quorum is not present or represented at a meeting of Stockholders, the Stockholders entitled to vote at that meeting who are present in person or represented by proxy may, by a majority vote of the voting shares held by those Stockholders, adjourn the meeting from time to time without notice of the adjourned meeting if the time and place for the meeting to reconvene are announced at the meeting at which the adjournment is taken, until a quorum is present or represented. Even if a quorum is present or represented at a meeting of Stockholders, the Stockholders who are entitled to vote at that meeting, present in person or represented by proxy may, by a majority vote of the voting shares held by those Stockholders, adjourn the meeting from time to time without notice of the adjourned meeting if the time and place for the meeting to reconvene are announced at the meeting at which the adjournment is taken (except as otherwise provided in these Bylaws), until a date that is not more than 30 days after the date of the adjournment. At any adjourned meeting at which a quorum is present in person or represented by proxy, any business may be transacted that might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given, in accordance with Section 2.05, to each Stockholder of record entitled to vote at the meeting.

2.07 Voting. Except as otherwise provided by Delaware Law or by the Certificate of Incorporation, at any meeting of Stockholders each Stockholder of record having the right to vote will be entitled to one vote for every share of stock standing in the Stockholder’s name as of the record date. Except as otherwise provided by Delaware Law, the Certificate of Incorporation or the Stockholders Agreement, any corporate action to be taken by a vote of the Stockholders,

3

other than the election of Directors (which is governed by Section 3.03), must be authorized by the affirmative vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote on the subject matter. Written ballots are not required for voting on any matter unless ordered by the chairperson of the meeting.

2.08 Proxies. Each Stockholder entitled to vote at a meeting of Stockholders may authorize another person or persons to act for that Stockholder by proxy, but no proxy may be voted or acted upon after three years from its date unless the proxy provides for a longer period. Each proxy must be executed in writing by the Stockholder or by the Stockholder’s authorized representative, or otherwise as provided by Delaware Law. A proxy will be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient under Delaware Law or other applicable law to support an irrevocable proxy. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary (or an agent of the Company appointed to receive and tabulate proxies) a revocation of the proxy or a new proxy bearing a later date.

2.09 List of Stockholders. At least 10 days before each meeting of Stockholders, the Secretary will compile a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing their addresses and the number of shares registered in their names as of the record date. The list of Stockholders will be open to the examination of any Stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to the list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Company. The list of Stockholders will also be produced and kept at the time and place of the meeting throughout the entire meeting, and may be inspected by any Stockholder who is present.

2.10 Conduct of Meetings. At each meeting of Stockholders, the Chairperson, or in his or her absence the Chief Executive Officer (or in the absence of the Chairperson and the Chief Executive Officer, an individual selected by the Board), will act as chairperson of the meeting. The Secretary, or in his or her absence an Assistant Secretary or any other person appointed by the chairperson of the meeting, will act as secretary of the meeting and will keep the minutes of the meeting. The order of business at each meeting of the Stockholders will be as determined by the chairperson of that meeting.

2.11 Written Consents.

(a) Generally. Subject to this Section 2.11 and unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken by Stockholders at an annual or special meeting of Stockholders may be taken without a meeting and without a vote, if a consent in writing setting forth the action to be taken is signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote were present and voted.

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(b) Request for Record Date. The record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting will be as fixed by the Board or as otherwise established under this Section 2.11. Any person seeking to have Stockholders authorize or take corporate action by written consent without a meeting must request that a record date be fixed for that purpose by written notice addressed to the Secretary, delivered to the Company, signed by a Stockholder of record, and describing the action that the Stockholder proposes to take by consent. The Board will have ten days following receipt of the notice to adopt a resolution fixing the record date for that purpose, which record date may be no sooner than the date the resolution is adopted and later than ten days after the date the resolution is adopted. If the Board fails to timely fix a record date, the record date will be the day on which the first written consent is delivered to the Company, unless Delaware Law requires prior action by the Board, in which case the record date will be at the close of business on the day on which the Board takes the required prior action.

(c) Effectiveness of Consent. Each written consent purporting to take or authorize the taking of corporate action must bear the date of signature of each Stockholder who signs the consent, and no consent will be effective unless consents signed by a sufficient number of Stockholders are received by the Company within 60 days after the earliest consent is received by the Company. Each written consent must be delivered to the Company, to the attention of the Secretary, at the Company’s principal place of business. No action by written consent will be effective until the Secretary or his or her designee certifies to the Company that the consents delivered to the Company represent at least the minimum number of votes that would be necessary to take the corporate action in accordance with Delaware Law, the Stockholders Agreement and the Certificate of Incorporation. The Company, the Board or any Stockholder will be entitled to contest the validity of any written consent or related revocation, whether before or after certification by the Secretary or his or her designee.

SECTION 3 DIRECTORS.

3.01 General Powers. All corporate powers of the Company will be exercised by or under the authority of, and the business and affairs of the Company will be managed under the direction of, the Board, subject to any limitation in the Certificate of Incorporation.

3.02 Number, Tenure and Qualifications. Except as otherwise provided by the Certificate of Incorporation or the Stockholders Agreement, the Board will consist of one or more Directors, with the precise number of Directors constituting the entire Board to be fixed from time to time by resolution of the Board. At the time of adoption of these Bylaws, the Board will consist of seven Directors. Except as otherwise provided by the Certificate of Incorporation or the Stockholders Agreement, the number of Directors may be reduced or increased from time to time by action of the whole Board, but no decrease may shorten the term of an incumbent Director. Except as provided in the Stockholders Agreement, each Director will hold office until the next annual meeting of Stockholders held after his or her election and until his or her successor has been elected and has qualified or until his or her earlier resignation, removal from office, or death. Directors need not be Stockholders.

3.03 Election. Except as otherwise provided by Delaware Law, the Certificate of Incorporation, the Stockholders Agreement or these Bylaws, the Directors will be elected at the annual meeting of the Stockholders and the persons receiving a plurality of the votes cast will be so elected. Subject to Sections 3.04 and 3.05, each Director will hold office until his or her successor has been elected and qualified or until his or her earlier resignation, removal from office, or death.

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3.04 Removal. Unless otherwise provided by the Certificate of Incorporation, these Bylaws, the Stockholders Agreement or any other contract or agreement to which the Company is a party, a Director may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors.

3.05 Resignations. Any Director may resign at any time by giving written notice of his or her resignation to the Secretary. A resignation will take effect at the time specified in the resignation or, if the effective time is not specified, immediately upon its receipt. Unless otherwise specified in the resignation, the acceptance of a resignation is not necessary to make it effective.

3.06 Vacancies. Unless otherwise provided by Delaware Law or the Certificate of Incorporation, any newly created directorship or any vacancy occurring in the Board may be filled by a majority of the remaining members of the Board, although that majority may be less than a quorum. Each Director so elected will hold office until the expiration of the term of office of the Director who he or she has replaced or until his or her successor is elected and qualified or until his or her earlier resignation, removal from office, or death.

3.07 Place of Meeting. The Board may hold its meetings at any place or places within or without the State of Delaware as it may from time to time determine.

3.08 Compensation. Directors may be allowed such compensation for attendance at regular or special meetings of the Board and of any special or standing committees of the Board as may from time to time be determined by resolution of the Board.

3.09 Regular Meetings. Regular meetings of the Board will be held on such dates and at such times and places as the Board determines from time to time. Notice of regular meetings need not be given, except as otherwise required by these Bylaws or by Delaware Law.

3.10 Special Meetings. Special meetings of the Board, for any purpose or purposes, may be called by the Chairperson or the Secretary and will be called by the Chairperson or the Secretary upon the written request of a majority of the Directors stating the date, time, place and purpose or purposes of the proposed special meeting.

3.11 Notice of Meetings. Notice of each special meeting of the Board must be given before the meeting is scheduled to commence by the Chairperson or by the Secretary, and must state the place, date and time of the meeting. Notice of each meeting will be given to each Director and will be effective when (a) given in a writing delivered by hand or courier, effective when actually received, (b) given orally, either by telephone or in person, effective when given, (c) mailed to the Director’s residence or usual place of business, effective when deposited in the United States mail, first class postage prepaid, or (d) sent by facsimile transmission to the Director’s residence or usual place of business, effective when transmitted with transmission confirmed, or (e) sent by e-mail to an electronic address at which the Director has consented to receive notice, effective when transmitted with transmission confirmed. Notice by first class mail may not be used if notice of less than five Business Days is being given. Notice of any

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meeting need not be given to any Director who submits, either before or after the time stated in the notice, a signed waiver of notice or who attends the meeting other than for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Notice of an adjourned meeting, including the place, date and time of the reconvened meeting, will be given to all Directors not present at the time of the adjournment and will also be given to the other Directors unless the place, date and time of the reconvened meeting are announced at the meeting when the adjournment is taken.

3.12 Quorum. At all meetings of the Board, unless otherwise provided in the Certificate of Incorporation or these Bylaws, the presence of a majority of the Directors will constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present at any meeting may adjourn the meeting from time to time until a quorum is present. Notice of any adjourned meeting will be given in accordance with Section 3.11.

3.13 Conduct of Meetings. At each meeting of the Board, the Chairperson or, in his or her absence, the Chief Executive Officer (or, in the absence of the Chairperson and the Chief Executive Officer, a Director selected by a majority of the Directors present) will act as chairperson of the meeting. The Secretary or, in his or her absence, an Assistant Secretary or any other person appointed by the chairperson of the meeting will act as secretary of the meeting and will keep the minutes of the meeting. The order of business at all meetings of the Board will be as determined by the chairperson of the meeting.

3.14 Committees.

(a) Designation and Membership. The Board may designate one or more committees, each consisting of one or more of the Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If no alternate member is available or has been designated by the Board, the members of the committee present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may, subject to the Stockholders Agreement, unanimously appoint another qualified Director to act at the meeting in place of the absent or disqualified member.

(b) Power and Authority. For each committee, the Board will adopt a charter setting forth the powers and authority of the committee. To the extent permitted by Delaware Law, each committee will have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company as set forth in the committee charter or other resolutions adopted by the Board, and may authorize the seal of the Company to be affixed to all papers that may require it. Unless the Board otherwise provides, each committee may make, alter and repeal rules for the conduct of its business consistent with the committee charter. In the absence of those rules, a committee will conduct its business in the same manner as the Board conducts its business pursuant to this Section 3.

3.15 Written Consents. Except as expressly otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board or of any committee of the Board may be taken without a meeting if all members of the Board or of the committee, as the case may be, consent to the action in writing or by electronic transmission (which may take the form of one or more counterparts), and the writings or electronic transmissions are filed with the minutes of the proceedings of the Board or committee.

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3.16 Conference Call Meetings. Members of the Board or any committee of the Board may participate in a meeting of the Board or committee by means of conference telephone or other communications equipment whereby all persons participating in the meeting can simultaneously hear each other during the meeting, and participation in a meeting pursuant to this Section 3.16 will constitute presence in person at that meeting.

SECTION 4 OFFICERS.

4.01 Generally. The officers of the Company will be as elected by the Board pursuant to Section 4.02 and as appointed by the Chief Executive Officer pursuant to Section 4.03. Any person may hold two or more offices simultaneously, and no officer need be a Stockholder. Unless otherwise indicated in these Bylaws, reference to an “officer” includes both elected and appointed officers.

4.02 Elected Officers. The Board will, at a minimum, elect a Chief Executive Officer, a Chief Financial Officer and a Secretary (or officers with different titles who perform the function of a Chief Executive Officer, a Chief Financial Officer and a Secretary). The Board may from time to time elect such other officers as it deems necessary or appropriate for the management and operation of the Company, including a President, a Treasurer, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Elected officers will exercise the powers and perform the duties that are specified in these Bylaws or in a resolution of the Board or as directed by the Chief Executive Officer or his or her designee.

4.03 Appointed Officers. Unless otherwise restricted by a resolution adopted by the Board, the Chief Executive Officer may appoint in a writing delivered to the Secretary or one or more officers or assistant officers, each of whom will exercise the powers and perform the duties specified by the Chief Executive Officer. At each regular meeting of the Board, the Secretary will report to the Board the names and titles of any officers appointed by the Chief Executive Officer since the previous regular meeting of the Board.

4.04 Compensation. The salaries of elected officers of the Company will be fixed by the Board, except that the Board may delegate to any elected officer the power to fix the compensation of one or more other elected officers. The salaries of appointed officers of the Company will, unless otherwise restricted by a resolution adopted by the Board, be fixed by the Chief Executive Officer or his or her designee.

4.05 Term and Removal. Each officer will hold his or her office until his or her successor has been elected or appointed or until his or her earlier death, resignation or removal. Any elected officer may be removed by the Board at any time, with or without cause. Any appointed officer may be removed by the Chief Executive Officer or by the Board at any time, with or without cause.

4.06 Resignations. Any officer may resign at any time by giving written notice of his or her resignation to the Secretary. A resignation will take effect at the time specified in the notice or, if the effective time is not specified in the notice, immediately upon its receipt. Unless otherwise specified in the notice, the acceptance of a resignation is not necessary to make it effective.

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4.07 Vacancies. A vacancy in any elected office because of resignation, removal or death may be filled by the Board or, if so provided by resolution of the Board, by an officer of the Company to whom the Board has delegated the authority to appoint a successor. A vacancy in any appointed office because of resignation, removal or death may be filled by the Chief Executive Officer.

4.08 Duties.

(a) Chief Executive Officer. The Chief Executive Officer will be the principal executive officer of the Company. Subject to the control of the Board, the Chief Executive Officer will in general manage, supervise and control all of the business and affairs of the Company and will perform all duties incident to the office of the Chief Executive Officer of the Company and any other duties that may be prescribed by the Board from time to time. The Chief Executive Officer will have authority to conduct all ordinary business on behalf of the Company and may execute and deliver on behalf of the Company any contract, conveyance or similar document, excluding agreements that expressly require approval of the Board or the Stockholders pursuant to these Bylaws, the Stockholders Agreement or Delaware Law and excluding any authority reserved to the Board by resolution of the Board.

(b) Chief Financial Officer. The Chief Financial Officer will be the chief financial officer of the Company and, unless a separate person is so elected or appointed, the chief accounting officer of the Company. The Chief Financial Officer will assure that the books of account and other accounting records of the Company are maintained in proper form and in general perform all the duties incident to the office of the chief financial officer of a corporation, as well as any other duties that may be assigned to the Chief Financial Officer by the Board or the Chief Executive Officer.

(c) Secretary. The Secretary will have the duties of the officer denominated as the “Secretary” under the Delaware Law. The Secretary will (1) attend and keep the minutes of the meetings of Stockholders, of the Board, and of committees of the Board in one or more books provided for that purpose, (2) assure that all notices are duly given in accordance with these Bylaws or as otherwise required by Delaware Law or the Certificate of Incorporation, (3) be custodian of the corporate records and of the seal of the Company and see that the seal of the Company is affixed only to documents that have been authorized for execution on behalf of the Company, (4) maintain, or cause an agent designated by the Board to maintain, a record of the Stockholders, (5) have general charge of the stock transfer books of the Company or responsibility for supervision, on behalf of the Company, of any agent to which stock transfer responsibility has been delegated by the Board, (6) have responsibility for the custody, maintenance and preservation of those corporate records that the Company is required by the Delaware Law or otherwise to create, maintain or preserve, and (7) any other duties that may from time to time be assigned by the Board or the Chief Executive Officer.

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(d) Other Principal Officers. The Board may elect and the Chief Executive Officer may appoint one or more other principal officers of the Company whose duties will be as prescribed by the Board or the Chief Executive Officer, as applicable, from time to time.

(e) Assistant Officers. The Board may elect and the Chief Executive Officer may appoint one or more officers to serve as assistants to principal officers of the Company whose duties will be as delegated by the Board or the Chief Executive Officer, as applicable, or by the principal officers they assist, including the authority to perform such functions of those principal officers in the place of and with full authority of those principal officers as may be designated by the Board or the Chief Executive Officer, as applicable, or by those principal officers.

SECTION 5 INDEMNIFICATION.

5.01 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), by reason of the fact that he or she is or was a Director or an officer of the Company or, while a Director or an officer of the Company is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (each, a “Covered Person”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by Delaware Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Covered Person in connection therewith; provided, however, that except as provided in Section 5.03 with respect to Proceedings seeking to enforce rights to indemnification, the Company shall indemnify a Covered Person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such Covered Person only if such Proceeding (or part thereof) was authorized by the Board.

5.02 Right to Advancement of Expenses. The right to indemnification conferred in Section 5.01 shall include the right to be paid by the Company the expenses (including attorneys’ fees) incurred in defending any such Proceeding in advance of its final disposition (“Advancement of Expenses”); provided, however, that, if Delaware Law so requires, an Advancement of Expenses incurred by a Covered Person in his or her capacity as a Director or officer of the Company (and not in any other capacity in which service was or is rendered by such Covered Person, including service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (“Final Adjudication”) that such Covered Person is not entitled to be indemnified for such expenses under this Section 5.02 or otherwise (“Undertaking”). No Director or officer will be required to post any bond or provide any other security with respect to any such Undertaking.

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5.03 Right of Covered Person to Bring Suit. Any claim under Section 5.01 or Section 5.02 must be made in writing. If any written claim for Advancement of Expenses is not paid in full by the Company within twenty (20) days after such claim has been received by the Company, or if any other written claim under Section 5.01 or Section 5.02 is not paid in full by the Company within thirty (30) days after such claim has been received by the Company, the Covered Person may at any time thereafter bring suit against the Company to recover the unpaid amount of such claim. To the fullest extent permitted by Delaware Law, if successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Covered Person shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by a Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by the Covered Person to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) in any suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Company shall be entitled to recover such expenses upon a Final Adjudication that the Covered Person has not met any applicable standard for indemnification under Delaware Law. Neither the failure of the Company (including its Directors who are not parties to such action, a committee of such Directors, independent legal counsel or Stockholders) to have made a determination prior to the commencement of such action that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct under Delaware Law, nor an actual determination by the Company (including its Directors who are not parties to such action, a committee of such Directors, independent legal counsel or Stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Company shall have the burden of proving that the Covered Person is not entitled to be indemnified, or to such Advancement of Expenses, under this Section 5 or otherwise.

5.04 Non-Exclusivity of Rights. The right to indemnification and the Advancement of Expenses conferred in this Section 5 shall not be exclusive of any other right which any person may have or subsequently acquire under any statute, provision of the Certificate of Incorporation, provision of these Bylaws, agreement, vote of Stockholders or Directors or otherwise.

5.05 Insurance. The Company may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under Delaware Law.

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5.06 Indemnification of Employees and Agents of the Company. The Company may, to the extent authorized from time to time by the Board in its sole discretion, grant rights to indemnification and rights to the Advancement of Expenses to any employee or agent of the Company to the fullest extent of the provisions of this Section 5 with respect to the indemnification and Advancement of Expenses of Directors and officers of the Company.

5.07 Nature of Rights. The rights to indemnification and to the Advancement of Expenses conferred in Section 5.01 and Section 5.02 are contract rights and such rights shall continue as to a Covered Person who has ceased to be a Director or officer of the Company and shall inure to the benefit of the Covered Person’s heirs, executors and administrators. Any amendment, alteration or repeal of this Section 5 that adversely affects any right of a Covered Person or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

5.08 Primary Indemnification. The Company acknowledges that (a) certain persons employed by, otherwise affiliated with, or appointed by, Stockholders or their affiliates or funds managed or advised by such Stockholders or their affiliates (a “Designating Party”) may serve on the Board, or, at the request of the Company, on the board of directors or other governing body of another entity, and (b) such directors may be entitled to, or may be provided, indemnification by such Designating Party for certain expenses and liabilities for which such directors may also be entitled to seek indemnification from the Company pursuant to these Bylaws, pursuant to Section 145 of the Delaware General Corporation Law, as amended, or pursuant to indemnification agreements or other agreements between the Company and such directors (the “Company Indemnified Expenses”). The Company acknowledges and agrees that, as between the Company and its subsidiaries, on the one hand, and such Designating Party (other than the Company and its subsidiaries), on the other hand, the Company shall be primarily liable to such directors with respect to any Company Indemnified Expenses and any liability of such Designating Party to such directors shall be secondary liability. In recognition of the primary liability of the Company, the Company agrees that, in the event that such Designating Party pays any Company Indemnified Expenses to or on behalf of any such director, reimburses any such director for any Company Indemnified Expenses paid by such director or advances amounts to any such director (including by way of any loan) for the payment of Company Indemnified Expenses, then (i) the Company shall pay to such Designating Party amounts so paid, reimbursed or advanced, to the extent that any such director would have been entitled to indemnification of such Company Indemnified Expenses and (ii) such Designating Party shall be subrogated to all of the rights of such director with respect to any claim that such director could have brought against the Company or any subsidiary with respect to any Company Indemnified Expenses that have been paid, reimbursed or advanced to or on behalf of such director. All such payments to a Designating Party shall be made within five (5) Business Days of the receipt by the Company of written notice from such Designating Party of such payment, reimbursement or advance, accompanied by documentation showing, in reasonable detail, the Company Indemnified Expenses so paid, reimbursed or advanced by such Designating Party. The Company shall also reimburse such Designating Party for all expenses, including legal expenses, incurred in enforcing this Section 5.08.

5.09 Limitation on Indemnification and Advancement of Expenses. For the avoidance of doubt, notwithstanding any provision contained in these Bylaws, including this Section 5, the Company shall not have any liability or obligation to indemnify or hold harmless, or provide

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Advancement of Expenses to, any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any Proceeding, by reason of the fact that he or she is or was a director or an officer of any entity that is, as of the date these Bylaws were adopted, a predecessor-in-interest of the Company or, while a director or an officer of any such entity is or was serving at the request of any such entity as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan.

SECTION 6 CAPITAL STOCK.

6.01 Certificates. The shares of capital stock of the Company may be in certificated or uncertificated form at the discretion of the Board. Any holder of shares of capital stock of the Company will be entitled to have a certificate certifying the number of shares owned by such holder and signed by or in the name of the Company by the Chairperson, the Vice Chairperson, the President or a Vice President, if any, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. The signatures on the certificate may be a facsimile. If an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate is no longer serving in that capacity when the certificate is issued, it may be issued by the Company with the same effect as if that person were still serving in that capacity at the time of issue.

6.02 Transfer. Transfers of stock may be made on the books of the Company only by the person named in the certificate or, in the case of shares not represented by certificates, by the person named in the Company’s stock transfer records as the owner of those shares of stock or, in either case, by an attorney lawfully constituted in writing. In addition, with respect to shares represented by certificates, transfers may be made only upon surrender of the share certificate, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 6.04.

6.03 Rights of Holders. The Company may treat the holder of record of any share of the Company as the person entitled to vote that share (to the extent the share is entitled to vote), to receive any distribution with respect to that share, and for all other purposes. Accordingly, the Company is not bound to recognize any equitable or other claim to or interest in any share on the part of any person other than the holder of record, whether or not it has notice of the interest, except as otherwise provided by Delaware Law.

6.04 Lost Certificates. Any person claiming that a certificate of stock has been lost, stolen or destroyed must make an affidavit or affirmation of that fact in such manner as the Board may require and must, if the Board so requires, give the Company a bond of indemnity in the form and amount and with one or more sureties satisfactory to the Board, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

SECTION 7 GENERAL PROVISIONS.

7.01 Fiscal Year. The fiscal year of the Company will be a calendar year unless and until a different fiscal year is established by resolution adopted by the Board.

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7.02 Dividends. To the extent permitted by Delaware Law, the Board will have full power and discretion, subject to the Certificate of Incorporation and the Stockholders Agreement, to determine what, if any, dividends or distributions will be declared and paid or made.

7.03 Corporate Seal. The corporate seal will be in the form specified in the minutes of the organizational meeting of the Company or as the Board may subsequently from time to time determine.

7.04 Form of Records. Any records maintained by the Company in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. Upon the request of any person entitled to inspect records, the Company will so convert those records.

7.05 Registered Office and Registered Agent. The address of the registered office of the Company is 1209 Orange Street, County of New Castle, City of Wilmington, Delaware 19801 and the name of the registered agent is The Corporation Trust Company. The Company may have other offices at such places within or without the State of Delaware as the Board may from time to time designate or the business of the Company may require or make desirable.

7.06 Amendments. Subject to the Stockholders Agreement, these Bylaws may be adopted, amended or repealed by the Board or by the Stockholders.

7.07 Voting Shares in Other Corporations. Unless otherwise directed by the Board, shares in other corporations that are held by the Company will be represented and voted only by an elected officer or by a proxy or proxies appointed by an elected officer.

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EXHIBIT C

FORM OF JOINDER AGREEMENT

This Joinder Agreement (this “Agreement”), dated as of             , 201    , is made by and among NEWPAGE HOLDINGS INC., a Delaware corporation (the “Company”), and             (the “Joining Party” and, together with the Company, the “Parties”). Capitalized terms that are used but are not otherwise defined herein shall have the meanings given to them in the Stockholders Agreement (as defined below).

WHEREAS, the Company and the Stockholders are parties to that certain Stockholders Agreement, dated as of December 21, 2012 (as may be amended or modified from time to time pursuant to the terms thereof, the “Stockholders Agreement”); and

WHEREAS,             , a Stockholder, desires to Transfer             shares of Common Stock to the Joining Party (such shares, the “Transferred Shares”), and the Joining Party is delivering this Agreement to the Company pursuant to Section 5.1(c) of the Stockholders Agreement, as a condition precedent to the effectiveness of such Transfer.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Agreement to be Bound. The Joining Party hereby confirms that it has been furnished with and has carefully read a copy of the Stockholders Agreement prior to its execution of this Agreement. By executing and delivering this Agreement, the Joining Party hereby becomes a party to the Stockholders Agreement as a Stockholder thereunder with the same force and effect as if it was [an original Stockholder signatory thereto] / [originally named as a Stockholder on Schedule 1 thereto]. Without limiting the generality of the foregoing, the Joining Party hereby irrevocably (a) agrees to be bound by and to comply with all of the covenants, terms and conditions contained in the Stockholders Agreement, (b) expressly assumes all obligations of a Consenting Holder under the Stockholders Agreement and (c) acknowledges that all of the Transferred Shares will be subject to all of the covenants, terms and conditions (including, without limitation, Transfer restrictions) applicable to shares of Common Stock under the Stockholders Agreement.

2.	Representations and Warranties. The Joining Party hereby represents and warrants, to the Company and each of the Stockholders, that it (a) has the requisite organizational and legal authority to enter into this Joinder Agreement and (b) is not a “Competitor” (as such term is defined in the Stockholders Agreement) of the Company.

3.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law doctrine.

C-1

4.	Binding Effect. This Agreement shall be binding upon each of the Parties and their respective heirs, executors, administrators, personal representatives, successors and assigns, as the case may be.

5.	Counterparts. This Agreement may be signed in counterparts, any of which may be delivered via facsimile, PDF, or other forms of electronic delivery, each of which shall be deemed an original, and all of which are deemed to be one and the same agreement binding upon the Parties.

[Signature page follows]

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IN WITNESS WHEREOF, each of the undersigned Parties has caused this Joinder Agreement to be duly executed and delivered as of the date first written above.

JOINING PARTY: [ ]

By:
Name:
Title:

Address for Notices:

Address – Line 1

Address – Line 2

Address – Line 3

Attention

Facsimile

Telephone

Email

ACKNOWLEDGED AND AGREED: NEWPAGE HOLDINGS INC.

By:
Name:
Title:

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